As filed with the Securities and Exchange Commission on July 17, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ascentage Pharma Group International

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 Xinqing Road
Suzhou Industrial Park
Suzhou, Jiangsu
China
+1 (301) 291-5658
(Address and telephone number of registrant’s principal executive offices)

Thomas J. Knapp
Ascentage Pharma Group Inc.
700 King Farm Blvd, Suite 510
Rockville, Maryland 20850
+1 (301) 520-1026
thomas.knapp@ascentage.com
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Era Anagnosti Gina H. Lee DLA Piper LLP (US) 500 Eighth Street, NW Washington, D.C. 20004 (202) 799-4000	Xuelin (Steve) Wang, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central, Hong Kong +852-2533-3300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This registration statement of Ascentage Pharma Group International, or the Registrant, contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by the Registrant of American Depositary Shares (“ADSs”), each representing four ordinary shares, from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of up to $200,000,000 of ADSs of the Registrant that may be issued and sold under a sales agreement (the “Sales Agreement”), dated July 17, 2026, with Citigroup Global Markets Inc., Deutsche Bank AG, Hong Kong Branch and BTIG, LLC, as the sales agents (the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or upon suspension of sales under the sales agreement prospectus, any portion of the $200,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no ADSs are sold under the Sales Agreement, the full $200,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue, or one or more selling security holders to be identified in supplements to this prospectus to sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, ordinary shares represented by American Depositary Shares (“ADSs”).

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us or by selling security holders to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we or the selling security holders expect to receive from such sale will also be set forth in a prospectus supplement.

The ADSs, each representing four ordinary shares, are listed on the Nasdaq Global Market under the symbol “AAPG.” On July 16, 2026, the last reported sale price of the ADSs on the Nasdaq Global Market was $20.40 per ADS. Our ordinary shares are listed on The Stock Exchange of Hong Kong (the “HKEx”) under the stock code “6855.” On July 16, 2026, the closing price of our ordinary shares on the HKEx was HK$39.34 per ordinary share, equivalent to a price of US$20.07 per ADS, assuming an exchange rate of HK$7.84 to US$1.00, which is the exchange rate set forth for cable transfers in the City of New York, as certified by the Federal Reserve Bank of New York, on July 16, 2026. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Ascentage Pharma Group International (“Ascentage Pharma” or the “Company”) is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly-owned subsidiaries in the People’s Republic of China (the “PRC”), Australia and the United States, including Suzhou Ascentage Pharmaceutical Co., Ltd, a limited liability company incorporated in the PRC, Guangzhou Healthquest Pharma Co., Ltd., a limited liability company incorporated in the PRC (“Healthquest Pharma”), Ascentage Pharma Pty Limited, a limited liability company incorporated in Australia, and Ascentage Pharma Group Inc., a corporation incorporated in Delaware.

The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries. While we do not operate in an industry that is currently subject to foreign ownership limitations in the PRC, PRC regulatory authorities could decide to limit foreign ownership in our industry in the future, in which case there could be a risk that we would be unable to do business in the PRC as we are currently structured. In such event, despite our efforts to restructure to achieve compliance with the then applicable PRC laws and regulations in order to continue our operations in the PRC, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control and the value of the ADSs you invest in may significantly decline or become worthless. While our current corporate structure is not a variable interest entity (“VIE”) structure and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and the ADSs may decline significantly in value. See the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

A majority of our business and operations is conducted in the PRC through our subsidiaries and thus we are exposed to legal and operational risks associated with operations in the PRC. The PRC government has significant authority to exert influence on the ability of a company with operations in the PRC to conduct its business. The PRC government exerts significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could result in a material change in our operations or the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. Recent policy statements and regulatory actions by the PRC government, such as those related to human genetic data, biopharmaceutical, cybersecurity, data privacy and cross-border data flows may adversely impact our ability to conduct our business and research and development activities, accept foreign investments, or list on a foreign stock exchange, which may cause our securities to be prohibited from trading or to be delisted from Nasdaq or any other U.S. stock exchange.

Furthermore, rules and regulations in China can change quickly with little advance notice. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and relevant notes and supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a PRC domestic company: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by PRC domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, its main place(s) of business are located in mainland China or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

The Trial Measures also state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to the filing requirements within three business days after the completion of an offering. Therefore, any future offerings and listings of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules. As such, we will be required to submit a filing to CSRC within three business days after the completion of the first sale of securities under this prospectus.

Any potential action taken by the PRC government to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline, or, in extreme cases, become worthless. See the section titled “Risk factors–Risks related to doing business in the PRC” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, our ability to pay dividends partially depends upon dividends paid by our PRC subsidiaries.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”), if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit our ordinary shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor who is headquartered in mainland China. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB were to determine in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and if we were to continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the Annual Report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk factors–Risks related to doing business in the PRC–The PCAOB has historically been unable to inspect our auditor in relation to their audit work and the inability of the PCAOB to conduct inspections over our auditor deprives our investors of the benefits of such inspections” and “Risk factors–Risks related to doing business in the PRC–If the PCAOB is unable to inspect or investigate completely our auditors located in China because of a position taken by a foreign authority and the SEC identifies the Company as a Commission-Identified Issuer under the Holding Foreign Companies Accountable Act for two consecutive years, the ADSs will be delisted and our ordinary shares and ADSs will be prohibited from trading on a national securities exchange or in the over-the-counter market under the Holding Foreign Companies Accountable Act. The delisting of the ADSs, or the threat of their being delisted, and a prohibition from trading, may materially and adversely affect the value of our ordinary shares” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Cash is transferred among the Company and our subsidiaries in the following manner: (1) funds are transferred to the Company’s subsidiaries from the Company as needed as capital contributions or shareholder loans, as the case may be; and (2) dividends or other distributions may be paid by our subsidiaries to the Company. Our subsidiaries generate and retain cash from operating activities and re-invest in their respective business. In the future, the Company’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will partially depend upon dividends paid by PRC subsidiaries. Apart from cash transferred in connection with paid-in capital and shareholder loans, no cash or other assets have been transferred between the Company and a subsidiary, no subsidiaries (including PRC subsidiaries) paid dividends or made other distributions to the Company, and no dividends or distributions were paid or made to U.S. investors. In the future, cash proceeds raised from financing activities may be transferred by the Company through our subsidiaries via capital contributions and shareholder loans, as the case may be, and our subsidiaries may pay dividends to their respective shareholders. Payment of dividends is subject to restrictions under the PRC law. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For a detailed discussion of applicable PRC regulations governing distribution of dividends, see “Item 4. Information on the Company—B. Business Overview—Government regulation—PRC regulation—PRC regulations relating to dividend distribution” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and the remittance of funds out of China. Governmental regulations of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment. See “Prospectus Summary–Cash Flows through Our Organization” and our consolidated financial statements included in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividends and Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and under applicable SEC rules, we have elected to comply with certain reduced public company reporting and disclosure requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in the Cayman Islands and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Cayman Islands, a majority of our current directors are residents of countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 105 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we or any selling security holder may offer ordinary shares represented by ADSs in one or more offerings.

This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or a selling security holder sell our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement and any related free writing prospectuses to be provided to you may include a discussion of any risk factors or other special considerations or information that apply to that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read the registration statement, including exhibits to the registration statement, this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer take any responsibility for, or provide any assurance as to the reliability of, any other information others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modified or supersedes the earlier statement.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, all references in this prospectus to “Ascentage Pharma,” “the Company,” “our Company,” “we,” “us” and “our” refer to Ascentage Pharma Group International and its consolidated subsidiaries.

In this prospectus, references to “RMB” or “Renminbi” are to the legal currency of China; references to “HK$” or “Hong Kong dollars” are to the legal currency of Hong Kong; and references to “dollars,” “U.S. dollars,” “US$” or “$” are to the legal currency of the United States of America.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a global, commercial stage, integrated biopharmaceutical company engaged in the discovery, development and commercialization of novel, differentiated therapies to address unmet medical needs in cancer. For more than two decades, our founders and team have leveraged their deep expertise to develop our proprietary drug discovery platform to pursue particularly challenging targets and significant unmet global medical needs. Our lead assets, Olverembatinib and Lisaftoclax, have global potential to address the major hematological malignancies, including chronic myeloid leukemia, or CML, acute myeloid leukemia, or AML, chronic lymphocytic leukemia, or CLL, acute lymphocytic leukemia, or ALL, myelodysplastic syndrome, or MDS, which is expected to exceed US$166 billion in aggregate market size by 2035, according to Frost & Sullivan’s Global Innovative Small Molecule Drug Market Study, dated December 2024 (the “F&S Report”).

Our first lead asset, Olverembatinib, is a novel, third-generation tyrosine kinase inhibitor, or TKI. Olverembatinib was the first BCR-ABL1 inhibitor approved in China for the treatment of patients with CML in chronic phase, or CML-CP, with T315I mutations, CML in accelerated phase, or CML-AP, with T315I mutations, and CML-CP that is resistant and/or intolerant to first and second-generation TKIs. We are currently commercializing Olverembatinib in China. All commercialized indications of Olverembatinib have been included in the National Drug Reimbursement List, or NRDL, in China beginning January 2025.

We believe that Olverembatinib, with its real-world patients’ data in China, where it is approved, has the potential to be a global therapy for CML. The global CML market was around US$12.3 billion in 2023 and is expected to grow to US$14.6 billion by 2035, according to the F&S Report. We are currently conducting a registrational Phase 3 trial, or POLARIS-2, of Olverembatinib as a monotherapy for CML that is cleared by the U.S. Food and Drug Administration, or FDA, and European Medicines Agency or EMA. The clinical data obtained in China may not be accepted by the FDA or other foreign regulators to support ongoing or future clinical trials, and Olverembatinib is approved only in China, such that the outcome of our ongoing clinical trials is uncertain. We are also pursuing label expansion of Olverembatinib in combination with chemotherapy for the treatment of first-line Philadelphia chromosome-positive ALL, or frontline Ph+ ALL, in an FDA and EMA cleared registrational Phase 3 trial, or POLARIS-1, and conducting another registrational Phase 3 trial, or POLARIS-3 evaluating Olverembatinib as a monotherapy for succinate dehydrogenase (SDH)-deficient gastrointestinal stromal tumor, or GIST.

Our second lead asset, Lisaftoclax, is a novel Bcl-2 inhibitor that we are developing for the treatment of various hematological malignancies. In November 2024, we announced that our new drug application (“NDA”) for the treatment of relapsed and/or refractory, or R/R, CLL and small lymphocytic lymphoma, or SLL, was accepted with Priority Review designation by the Center of Drug Evaluation, or CDE, of China’s National Medical Products Administration, or NMPA. We believe this NDA is the second NDA filed in the world for a Bcl-2 inhibitor and the first in China for a Bcl-2 inhibitor for the treatment of patients with CLL/SLL that are resistant or intolerant to Bruton’s tyrosine kinase, or BTK, inhibitors. Lisaftoclax was approved in China by the NMPA for the treatment of adult patients with CLL/SLL who have previously received at least one systemic therapy including BTK inhibitors in July 2025. We started commercializing in China in July 2025 shortly after receiving approval. We intend to seek approval in multiple countries outside of China.

The global CLL/SLL market was around US$9.4 billion in 2023 and is expected to grow to US$38.2 billion by 2035, according to the F&S Report. We are also conducting an FDA-regulated registrational Phase 3 trial, or GLORA, of Lisaftoclax in combination with BTK inhibitors for patients with CLL/SLL previously treated with BTK inhibitors for more than 12 months with sub-optimal response and pursuing approval of Lisaftoclax for frontline CLL/SLL in a registrational Phase 3 trial, or GLORA-2, of Lisaftoclax in combination with acalabrutinib.

We believe that Lisaftoclax, with its short half-life and potential for patient-friendly ramp-up schedule, can serve as a backbone molecule for combination therapies for many hematological malignancies, including and beyond CLL/ SLL. Therefore, we are also evaluating Lisaftoclax in combination with azacitidine, or AZA, in two registrational Phase 3 trials, GLORA-3 (EMA and CDE cleared) and GLORA-4 (FDA, EMA and CDE cleared), for the frontline treatments of elderly, or unfit patients with AML or patients with higher risk, or HR, myelodysplastic syndrome, or MDS, respectively.

Backed by our strong scientific foundation, knowledge of small molecule discovery and capabilities to conduct clinical trials worldwide, we use state-of-the-art technologies to develop innovative therapeutic agents to treat cancers and address unmet medical needs within this patient population. Our initial focus has been to leverage our expertise in chemistry to synthesize inhibitors targeting proteins and pathways that drive the key hallmarks of cancer. Earlier in our pipeline, we are harnessing our understanding of protein degraders to develop therapies, such as proteolysis targeting chimera molecules, or PROTACs, that target traditionally undruggable proteins that are implicated in oncogenesis.

We are empowered by our technical expertise in structure-based drug design and our innovative drug discovery engine, which allows us to address unmet medical need by targeting key apoptotic pathways and validated tyrosine kinases. These core competencies have allowed us to develop small molecule and degrader therapies targeted at Bcl-2, Bcl-2/Bcl-xL, IAP and MDM2, in addition to building next-generation cell signaling inhibitors (i.e., BCR- ABL1, ALK, FAK inhibitors) and epigenome-modifying agents (i.e., PRC2 inhibitor). We are the only company in the world with active clinical programs targeting all three known classes of key apoptosis regulators, according to the F&S Report. We have nine ongoing U.S. and/or international registrational trials, including two that are FDA-regulated, for our six key clinical-stage assets. Beyond our two lead assets, we have several other clinical-stage assets in U.S. or international clinical trials.

Leveraging our robust internal research and development capabilities, we have built a portfolio of global intellectual property rights. We have also established collaborations and other relationships with leading biotechnology and pharmaceutical companies around the world, including a collaboration and license agreement with Innovent and clinical collaboration agreements with AstraZeneca, Merck, and Pfizer, and research and development relationships with leading research institutions, including but not limited to Dana-Farber Cancer Institute, Mayo Clinic, MD Anderson Cancer Center, National Cancer Institute and the University of Michigan. As of December 31, 2025, we had 512 issued patents globally, 374 of which were issued outside of China.

We have assembled a talented, global team with experience in the research and development of innovative drugs, as well as commercial manufacturing, sales and marketing. Our success is shaped by this global team of approximately 767 employees across the United States, Europe, Australia, and China, as of December 31, 2025. Together, we are dedicated to continuously strengthening our research and development capabilities and accelerating the clinical development progress of our product pipeline with the goal of addressing the unmet medical needs of patients globally.

Corporate Information

Ascentage Pharma Group Corp Limited, a company incorporated in Hong Kong with limited liability (“Ascentage Pharma (HK)”), was established in May 2009. Dr. Yang, Dr. Zhai, Dr. Wang and Dr. Guo, our co-founders, were the initial majority shareholders of Ascentage Pharma (HK).

In June 2010, Jiangsu Ascentage Pharma Co., Ltd, a limited liability company incorporated under the laws of the PRC (“Ascentage Jiangsu”), was established as a wholly-owned subsidiary of Ascentage Pharma (HK).

Ascentage Pharma (HK) went through a series of internal restructurings and equity financings in 2015 and 2016, pursuant to which Ascentage International Limited, a limited liability company incorporated in Hong Kong (“Ascentage International”), Hongkong Sansheng Medical Limited, a company incorporated in Hong Kong with limited liability, and Shengda Taizhou Investment Centre LLP (“Shengda Taizhou)” acquired equity interests in Ascentage Jiangsu from Ascentage Pharma (HK). Shengda Taizhou held the equity interest in Ascentage Jiangsu for the benefit of Dr. Yang, Dr. Guo, Dr. Wang and Dr. Zhai.

In December 2016, Ascentage Jiangsu entered into a share transfer agreement for the acquisition of the entire equity interest of Healthquest Pharma from Dr. Zhai and Ren Jing.

In November 2017, we commenced a reorganization (the “Reorganization”), consisting of the following principal steps: (i) Ascentage Pharma was incorporated as an exempted company under the laws of the Cayman Islands; (ii) Ascentage Pharma acquired all equity interests in Ascentage Pharma (HK) from Dr. Yang, Dr. Wang, Dr. Guo and Collected Mind (a BVI subsidiary of 3SBio Inc. (HKEX: 1530)), after which Ascentage Pharma (HK) became a wholly-owned subsidiary of Ascentage Pharma; and (iii) in July 2018, Ascentage Pharma acquired all equity interests in Ascentage International from each of Dr. Yang, Dr. Wang and Dr. Guo, in exchange for ordinary shares issued to Ascentage Limited (a BVI company owned by Dr. Yang (45.53%), Dr. Guo (27.69%) and Dr. Wang (26.78%), each for themselves and as settlors of their respective family trusts), based on Ascentage International’s registered capital in Ascentage Jiangsu immediately preceding the acquisition. Ascentage Limited was dissolved in December 2023.

Upon the completion of the Reorganization, Ascentage Pharma became the top holding company of our company and its subsidiaries. Our daily operations are conducted primarily through our operating subsidiaries in mainland China, Hong Kong, the United States and Australia. Ascentage Pharma Group Corp Limited, Ascentage International Limited, Ascentage Investment International and Ascentage Investment Limited are investment holding intermediaries.

In March 2026, the Board approved the transfer of ownership of Ascentage Pharma Group Inc., Ascentage Pharma Pty Ltd., and Ascentage Pharma Europe Limited from Ascentage Pharma Group Corp Ltd. to Ascentage Pharma to streamline the organizational structure, which transfer closed in July 2026..

Our corporate headquarters are located at 68 Xinqing Road, Suzhou Industrial Park, Suzhou, Jiangsu, China, and our telephone number is +1 (301) 291-5658. Our agent for service of process in the United States is Ascentage Pharma Group Inc., located at 700 King Farm Boulevard, Suite 510, Rockville, MD 20850, and its telephone number is +1 (301) 291-5658. Our registered office is located at the office of Walkers Corporate Limited, with the registered address of 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Our corporate website is www.ascentage.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as the Company, at http://www.sec.gov.

Cash Flows through Our Organization

Cash is transferred among the Company and our subsidiaries in the following manner: (1) funds are transferred to the Company’s subsidiaries from the Company as needed as capital contributions or shareholder loans, as the case may be; and (2) dividends or other distributions may be paid by our subsidiaries to the Company. Our subsidiaries generate and retain cash from operating activities and re-invest in their respective business. None of our subsidiaries have made distributions to shareholders. In the future, the Company’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur partially depends upon dividends paid by our subsidiaries. Apart from cash transferred in connection with paid-in capital and shareholder loans, no cash or other assets have been transferred between the Company and a subsidiary, no subsidiaries (including PRC subsidiaries) paid dividends or made other distributions to the Company, and no dividends or distributions were paid or made to U.S. investors. In the future, cash proceeds raised from financing activities may be transferred by the Company through our subsidiaries via capital contributions and shareholder loans, as the case may be, and our subsidiaries may pay dividends to their respective shareholders. Payment of dividends is subject to restrictions under the PRC law. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For a detailed discussion of applicable PRC regulations governing distribution of dividends, see “Item 4. Information on the Company—B. Business Overview—Government regulation—PRC regulation—PRC regulations relating to dividend distribution” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and the remittance of funds out of China. Governmental regulations of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividends and Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Regulatory Permissions and Licenses for Our Operations in the PRC

We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China.

On February 17, 2023, the CSRC promulgated the Trial Measures and relevant notes and supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a PRC domestic company: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by PRC domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, its main place(s) of business are located in mainland China or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by our PRC legal advisor, any offering under this prospectus (including any applicable prospectus supplement) will be identified as an indirect overseas issuance and listing under the Trial Measures. We are therefore subject to the approval, filing or other requirements of the CSRC in connection with any such offering.

The Trial Measures also state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to the filing requirements within three business days after the completion of an offering. Therefore, any future offerings and listings of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules. As such, we will be required to submit a filing to CSRC within three business days after the completion of any offering of securities under this prospectus (including any applicable prospectus supplement).

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the Cyberspace Administration of China (the “CAC”), or other PRC regulatory authorities required for overseas listings and securities offerings. However, we cannot predict the impact of these regulations on the listing status of the ADSs and/or other securities, or on any of our future security offerings in foreign countries. For more detailed information, see “Risk factors–Risks related to doing business in the PRC–We are subject to continued approval, filing and other requirements of applicable U.S. securities laws and Nasdaq listing rules as a U.S. public company, and may be subject to further approval, filing or other requirements with PRC governmental authorities in connection with future capital-raising activities.”

If (1) we do not receive or maintain any required permissions or approvals, (2) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (3) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may not be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more information, see “Risk factors–Risks related to doing business in the PRC.”

Recent Regulatory Development

On July 6, 2021, the relevant PRC government authorities issued the Opinions on Strictly Scrutinizing on Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities, supervision of overseas securities offerings and listings by China-based companies, and propose to take effective measures, such as promoting the development of relevant regulatory systems, to deal with perceived risks or incidents faced by China-based overseas-listed companies.

The revised Measures of Cybersecurity Review as promulgated by a total of thirteen governmental departments of the PRC, including the CAC, came into effect on February 15, 2022. The revised Measures of Cybersecurity Review stipulated that, in addition to network products and services acquired by critical information infrastructure operators, online platform operators are also subject to cybersecurity review if they carry out data processing activities that affect or may affect national security. Moreover, online platform operators listing in a foreign country with more than one million users’ personal information data must apply for a cybersecurity review with the Cybersecurity Review Office. The revised Measures of Cybersecurity Review further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Since our business operation is not an operator of a network platform with personal information of over one million users, we should not be required to undergo the cybersecurity review for an offering under this prospectus (including any applicable prospectus supplement) and the listing of the ADSs under the revised Measures of Cybersecurity Review.

On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, promulgated the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises (the “Confidentiality and Archives Management Provisions”) which took effect on March 31, 2023. The Confidentiality and Archives Management Provisions outline obligations of issuers listed in overseas markets with operations in mainland China when they provide information involving state secrets or sensitive information to their securities service providers (such as auditors) and overseas regulators. In addition, under the Confidentiality and Archives Management Provisions, such issuers will also be required to obtain approval from the CSRC and other authorities in mainland China before accepting any investigation or inspection by overseas regulators. There are uncertainties with respect to the interpretation and implementation of Confidentiality and Archives Management Provisions.

Implications of the Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC will prohibit our ordinary shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor who is headquartered in mainland China. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB were to determine in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and if we were to continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the Annual Report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk factors–Risks related to doing business in the PRC–The PCAOB has historically been unable to inspect our auditor in relation to their audit work and the inability of the PCAOB to conduct inspections over our auditor deprives our investors of the benefits of such inspections” and “Risk factors–Risks related to doing business in the PRC–If the PCAOB is unable to inspect or investigate completely our auditors located in China because of a position taken by a foreign authority and the SEC identifies the Company as a Commission-Identified Issuer under the Holding Foreign Companies Accountable Act for two consecutive years, the ADSs will be delisted and our ordinary shares and ADSs will be prohibited from trading on a national securities exchange or in the over-the-counter market under the Holding Foreign Companies Accountable Act. The delisting of the ADSs, or the threat of their being delisted, and a prohibition from trading, may materially and adversely affect the value of our ordinary shares” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Certain Risks Associated with Our Corporate Structure

We are an exempted company incorporated under the laws of the Cayman Islands that conducts most of our operations in China through our PRC subsidiaries. In addition, some our executive officers reside within China for a significant portion of the time. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have treaties or similar arrangements and only has limited reciprocity arrangements with the United States, the Cayman Islands or many other countries and regions that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment if it is decided as having violated the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

The SEC, U.S. Department of Justice and other U.S. authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Legal and other obstacles to obtaining information needed for investigations or litigation or to obtaining access to funds outside the United States, lack of support from local authorities, and other various factors make it difficult for the U.S. authorities to pursue actions against non-U.S. companies and individuals, who may have engaged in fraud or other wrongdoing. Additionally, public shareholders investing in the ADSs have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class actions under securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. See also “Risk factors–Risks related to doing business in the PRC–You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the regions where we operate against us or our management named in this Annual Report on Form 20-F based on foreign laws” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Holding Company Structure

As of the date of this prospectus, Ascentage Pharma has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on its ordinary shares or the ADSs. Ascentage Pharma is a holding company with no operations of its own. Ascentage Pharma conducts its business operations through its subsidiaries, including its subsidiaries in China. If the PRC government deems that any of our business operations carried out by our Hong Kong or PRC subsidiaries were to be restricted or prohibited from foreign investment in the future, we may be required to stop our business operations in China, and we could be subject to material penalties or be forced to relinquish our interests in the affected operations. Such events could result in a material change in our operations and a material change in the value of our securities, including causing the value of such securities to significantly decline or become worthless. If we become profitable, Ascentage Pharma’s ability to pay dividends, if any, to the shareholders and ADS investors and to service any debt it may incur will come from dividends paid by its operating subsidiaries.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Ascentage Pharma. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits upon satisfaction of relevant statutory conditions and procedures. Distributable profits are the net profit after tax as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Furthermore, the payment of current account items, including profit distributions, trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or SAFE, or its local branches, provided that (i) the declaration and payment of such current account items comply with applicable PRC laws and regulations and the constitutional documents of the related company, and (ii) the remittance of dividends and other distributions out of the PRC complies with the procedures required by the relevant PRC laws and regulations relating to foreign exchange administration and withholding tax provisions, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. However, where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures from time to time to restrict access to foreign currencies for current account or capital account transactions in accordance with the procedural requirements of PRC laws. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in the ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may choose to take advantage of some but not all of these reduced burdens. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our U.S. initial public offering; (3) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non- convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if we have been a public company for at least 12 months and the market value of the ADSs and ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities That May Be Offered

Under this prospectus, we or any selling security holder may offer ADSs representing our ordinary shares, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we or the selling security holder may offer. Each time we or any selling security holder offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We or any selling security holder may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or any selling security holder offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, including the matters addressed under the heading “Special Note Regarding Forward-Looking Statements,” you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our expectations regarding sales, manufacturing and commercialization of Olverembatinib and Lisaftoclax in China;

●	our expectations regarding the clinical development, regulatory approval and commercialization of Olverembatinib and Lisaftoclax outside of China and of our other proprietary product candidates, including trial initiation, patient enrollment, trial completion, data announcements, regulatory filings, and timing thereof;

●	our expectations regarding the potential advantages of our products and product candidates over existing therapies or therapies currently in development and expectations regarding the status of current therapies being used or being developed that are or may be competitive to our product candidates and potential changes to standard of care, and their comparative efficacy, safety, pharmacokinetics, or PK, pharmacodynamics, or PD, bioavailability and other characteristics;

●	our expectations with regard to our ability to create, identify, nominate, select, research and develop additional product candidates and to submit investigational new drug application, or INDs, and/or Clinical Trial Applications, or CTAs, for our pre-clinical product candidates and timing thereof;

●	our expectations regarding the potential advantages of our proprietary technologies over existing technology platforms, including drugs and therapies currently in development, and the prospects for our ongoing and future technology collaborations;

●	developments and projections relating to our competitors and our industry, including competing therapies and technologies;

●	our plans to expand our technology platform and the potential benefits of such platform;

●	our expectations with regard to the willingness and ability of our current and future partners and collaborators to pursue the development, approval and commercialization of our products and product candidates;

●	our and our partners’ product discovery, development and commercialization plans with respect to our products and product candidates and proprietary technologies;

●	our potential to enter into new collaborations, including research and similar collaborations with research institutions and hospitals;

●	our and our partners and collaborators’ ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials and commercialize products that are approved;

●	our expectations around the potential initiation, timing and success of clinical trials initiated by third parties, including IIT, of therapies including our products and product candidates;

●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

●	the timing or likelihood of regulatory filings and approvals for our products and product candidates;

●	our ability to identify, and to negotiate contracts with, suitable contract manufacturing organizations, or CMOs, contract research organizations, or CROs, and the ability of such CMOs and CROs to manufacture sufficient quantities of our products and product candidates for clinical trials or commercialization in compliance with current good manufacturing practices, or cGMPs;

●	the commercialization and market acceptance of our products and product candidates;

●	our plans to continue to build our commercialization capabilities and to commercialize and market Olverembatinib, Lisaftoclax or other proprietary product candidates that may be approved;

●	the pricing of and reimbursement for our approved products in different markets;

●	the implementation of our business model and strategic plans for our business, products, product candidates and technologies;

●	our and our partners’ ability to operate our businesses without infringing the intellectual property rights and proprietary technology of third parties;

●	the scope of protection we and our partners are able to establish and maintain for intellectual property rights covering our products, product candidates and technologies;

●	our analysis of potential patent infringement claims and our rights with respect to such claims, and expectations around patent coverage and effectiveness of such coverage for competitive products and product candidates;

●	our receipt of future milestone payments, royalties and other payments from our partners, licensors and other collaborators and the expected timing of such payments;

●	the impact of regulatory developments, legislative actions and political conditions in the United States, China, Hong Kong and other jurisdictions, including trade policies and tariffs that may apply to products that we purchase or sell, or judicial decisions overturning or establishing new legal precedents;

●	our ability to operate in compliance with applicable laws which are complex and have different jurisdictional requirements;

●	our ability to effectively manage our anticipated growth;

●	our ability to attract and retain suitably qualified employees and key personnel, particularly for our commercialization efforts;

●	our expectations around increase of headcounts and operations in key geographic areas;

●	the timing, receipt of and terms and conditions of any required approvals, licenses or permits and the failure to renew, or the revocation of, any such approvals, licenses or permits;

●	our estimates regarding future expenses, capital requirements and needs for additional financing;

●	our expectation that the use of proceeds from our public and private financings and the period over which such proceeds, together with our available cash, will be sufficient to meet our operating needs;

●	our future financial performance;

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.” and those listed in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

We will not, and do not, undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should therefore not rely on these forward-looking statements as representing our current expectations and beliefs as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the commercialization of Olverembatinib and Lisaftoclax, the ongoing clinical trials for our drug candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any proceeds from any sale of securities by any selling security holder.

SELLING SECURITY HOLDERS

Information about selling security holders, if any, will be set forth in a prospectus supplement, or in filings we make with the SEC under the Exchange Act that are specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We or any selling security holder may offer securities under this prospectus from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or the selling security holder may sell the securities (1) through underwriters or dealers, (2) through agents, (3) directly to one or more purchasers and/or (4) through a combination of any of these methods of sale or any other method permitted by law. We or any selling security holder may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We or any selling security holder may directly solicit offers to purchase the securities being offered by this prospectus. We or any selling security holder may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we or any selling security holder utilize a dealer in the sale of the securities being offered by this prospectus, we or such selling security holder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or any selling security holder utilize an underwriter in the sale of the securities being offered by this prospectus, we or such selling security holder will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or such selling security holder, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement information regarding any compensation we or any selling security holder pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We or any selling security holder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us or any selling security holder, or perform other services for us or any selling security holder, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our third amended and restated memorandum and articles of association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our third amended and restated memorandum and articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “American Depositary Shares.”

General

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our third amended and restated memorandum and articles of association (the “A&R MAA”), the Companies Act (as amended) of the Cayman Islands, or the Companies Act, and Cayman Islands common law.

The following are summaries of material provisions of our A&R MAA and the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Registered office and objects

Our registered office in the Cayman Islands is at the office of Walkers Corporate Limited, with the registered address of 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. According to our A&R MAA, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands.

Ordinary shares

General. Our authorized share capital is US$50,000 consisting of 500,000,000 ordinary shares, par value US$0.0001 per share. As of April 1, 2026, 373,322,192 ordinary shares were issued and outstanding.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our A&R MAA and the Companies Act. In addition, our shareholders may, subject to the provisions of our A&R MAA, by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our A&R MAA provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Voting rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Voting at any meeting of shareholders is by poll, except that the chairman of the meeting may, pursuant to the Hong Kong Listing Rules, allow a resolution to be voted by a show of hands.

A quorum required for a meeting of shareholders consists of two shareholders entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our A&R MAA provide that in each financial year, we will hold a general meeting as our annual general meeting in addition to any other meeting in that year, and will specify the meeting as such in the notice calling it. We will hold the annual general meeting within six months after the end of our financial year. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-tenth of the voting rights, on a one vote per share basis, in the share capital of the Company, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our A&R MAA do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least 21 days is required for the convening of our annual general meeting and other general meetings shall be called by at least 14 days’ notice in writing in accordance with our A&R MAA.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than three quarters of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our A&R MAA.

Transfer of ordinary shares. Subject to the restrictions in our A&R MAA, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the relevant registration office or, as the case may be, the transfer office, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the shares are free from any lien in favor of the Company; and

●	a fee of such maximum sum as the Hong Kong Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares or, on a winding up, with the sanction of a special resolution of our company and any other sanction required by the Companies Act and subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation attached to any class or classes of shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares in proportion to the paid up par value of the shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the paid up par value of the shares held by them. We are an exempted company with limited liability registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our current third amended and restated memorandum of association contains a declaration that the liability of our members is so limited.

If our Company is wound up (in whatever manner), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of the assets of our Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as it deems fair upon any one or more class or classes of property to be divided and may determine how such division shall be carried out as amongst our shareholders. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of our shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any of our ordinary shares or other assets upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, repurchase and surrender of ordinary shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. We may also repurchase any of our ordinary shares, provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our A&R MAA. For example, at the annual general meeting of the shareholders held on May 10, 2024, the shareholders approved a resolution from the board of directors to repurchase no more than 10% of our total number of shares in issue as of the date of approval, valid until the 2025 annual general meeting of the shareholders. On March 27, 2025, our board of directors approved a resolution to submit for the approval of the shareholders at the 2025 annual general meeting, the extension of the resolution until the 2026 annual general meeting of the shareholders. In addition, on April 8, 2025, the Company announced the repurchase of 50,000 existing shares for the purpose of the 2022 RSU Scheme to satisfy the RSUs upon exercise. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of rights of shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound- up, may be varied with the consent in writing of three fourths of the voting rights of the holders of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of books and records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our current memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). However, under our A&R MAA, during the period when our shares are listed on the Hong Kong Stock Exchange and except when our register of shareholders is closed on terms equivalent to Section 632 of the Hong Kong Companies Ordinance, any of our shareholders may inspect during business hours any register of shareholders maintained in Hong Kong without charge and require the copies of extracts of it. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands. The books of account shall be kept at our headquarters or at such other place or places as our board of directors thinks fit and shall always be open to the inspection of the members of our board of directors. No shareholder (unless otherwise a member of our board of directors) or other person shall have any right of inspecting any account or book or document of our Company except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by our board of directors or our Company at a general meeting of shareholders.

Issuance of additional shares. Our A&R MAA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our A&R MAA also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-takeover provisions. Some provisions of our A&R MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the shares held by each member, and the statement shall (i) distinguish each share by its number (so long as the share has a number), (ii) confirm the amount paid or agreed to be considered as paid, on the shares of each member, (iii) confirm the number and category of shares held by each member, and (iv) confirm whether each relevant category of shares held by a member carries voting rights under the A&R MAA, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. The shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act differs from laws applicable to corporations incorporated in the State of Delaware and their stockholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware and their stockholders.

	Cayman Islands	Delaware
Title of Organizational Documents	Memorandum and Articles of Association	Certificate of Incorporation and Bylaws

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company-a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Limitations on Personal Liability of Directors and Officers	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, any provision which seeks to limit the liability of directors or officers to the extent that the liability is a consequence of the director or officer’s own fraud, dishonesty or willful default is unlikely to be enforceable as a matter of common law.	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of the fiduciary duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, a transaction from which the director derived an improper personal benefit, unlawful payment of dividends or unlawful stock repurchase or redemption. Similarly, a certificate of incorporation may provide for the elimination or limitation of the personal liability of specified officers to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as an officer. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, a transaction from which the officer derived an improper personal benefit, or with respect to actions by or in the right of the corporation. In addition, an exculpatory provision with terms described above cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Indemnification of Directors, Officers, Agents and Others

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands Court to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty or willful default.

Our A&R MAA provide that we will indemnify each director, managing director, alternate director, auditor, secretary and other officer of the company and the trustees (if any) for the time being acting in relation to any of our affairs, and their respective executors or administrators against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, other than by reason of such person’s own dishonesty or fraud. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our A&R MAA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and if with respect to a criminal proceeding (other than an action by or in the right of the corporation), had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. A corporation also has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor against expenses (including legal fees) actually and reasonably incurred if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Interested Directors	Under our A&R MAA, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may, subject to article 119(d) of the A&R MAA, vote in respect of any certain contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.	Under Delaware law, a transaction in which a director has an interest is not void or voidable solely because of such interest or solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (1) the material facts as to such interested director’s relationship or interests and as to the transaction are disclosed or are known to the board of directors or committee thereof and the board or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders; or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders. Under Delaware law, a director or officer could be held liable for any transaction in which such director or officer derived an improper personal benefit.

Voting Requirements

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Our A&R MAA provide that an ordinary resolution is a resolution (1) passed by a simple majority of such shareholders as, being entitled to do so, vote in person (or, where proxies are allowed, by proxy) at a general meeting and regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument (or the last of such instruments, if more than one) is executed.

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date, unless otherwise provided in a corporation’s certificate of incorporation. Except as otherwise provided under the Delaware General Corporation Law or by the corporation’s certificate of incorporation or bylaws, under Delaware law, all matters brought before a meeting of stockholders at which a quorum is present (other than the election of directors) require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the subject matter. Certain matters for stockholder approval, including the approval of certain merger agreements, the statutory conversion or domestication of the corporation, certain amendments to the certificate of incorporation, and the sale, lease, or exchange of all or substantially all of the corporation’s assets will require approval of the holders of a majority of the outstanding capital stock. The certificate of incorporation may also include a provision requiring supermajority approval by the directors or stockholders for any corporate action.

In addition, under Delaware law, certain business combinations involving certain interested stockholders of publicly traded corporations may require approval by a supermajority of the non-interested stockholders.

Voting for Directors	Our A&R MAA provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Cumulative Voting	There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands. Our A&R MAA do not provide for cumulative voting on the election of the directors as described above.	There is no cumulative voting for the election of directors unless provided for in the certificate of incorporation.

Directors’ Powers Regarding Bylaws	Our A&R MAA may only be amended by a special resolution of the shareholders of our company.	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.

Nomination and Removal of Directors and Filling Vacancies on Board

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our A&R MAA provide that our shareholders may by ordinary resolution remove any of our director (including a managing director or other executive director) before the expiration of his or her term of office notwithstanding anything in our A&R MAA or in any agreement between our Company and such director (but without prejudice to any claim which such director may have for damages for any breach of any contract between him/her and our Company) and may by ordinary resolution elect another person in his or her stead. At each annual general meeting one-third of our directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to but not less than one-third, shall retire from office by rotation provided that every director (including those appointed for a specific term) shall be subject to retirement by rotation at least once every three years. A retiring Director shall be eligible for re-election.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found to be or becomes of unsound mind; (3) is absent from our board meetings during a continuous period of six (6) months, without special leave of our board, and his or her alternate director (if any) has not attended in his or her stead during the period; (4) is prohibited by law from acting as a director; (5) has been validly required by the relevant stock exchange to cease to be a director; (6) resigns his office by notice in writing to the company; or (7) is removed from office by notice in writing served on him signed by not less than ¾ in number (or if that is not a round number, the nearest lower round number) of the directors (including himself) then in office.

Stockholders may generally nominate directors if they comply with any applicable advance notice provisions and other procedural requirements in the corporation’s bylaws.

Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies and newly created directorships may be filled by a majority of the directors elected or then in office, or by the stockholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the combined company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions.

In addition, there are statutory provisions that facilitate, compromises or arrangements between a Cayman Islands company and its members (or any class of them).

Under Delaware law, with certain exceptions, a merger, a consolidation, a statutory conversion or domestication of the corporation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●     the merger agreement does not amend in any respect its certificate of incorporation;

●    each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●   either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

A merger between a parent entity and its Delaware subsidiary does not require authorization by a resolution of the board of directors or stockholders of that subsidiary if the board of directors of the parent corporation approves the terms of such merger and a certificate of ownership and merger is filed. For this purpose a company is a “parent” of a subsidiary if it holds at least 90% of the outstanding shares of each class of the stock of the subsidiary that has voting power.

Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of members’ schemes of arrangement has been abolished.

Section 86(2A) of the Companies Act provides that, if 75% in value of the members (or class of members) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all members (or class of members) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value; and (b) the sanction of the Grand Court of the Cayman Islands, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Islands court will make orders for (amongst other things) the convening of the meetings of creditors or members (or classes of them, as applicable). While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would nevertheless be likely to approve the arrangement if it determines that:

●   the company has complied with the directions set down by the Cayman Islands court;

Under the Delaware General Corporation Law, a stockholder of record or beneficial owner of capital stock of a Delaware corporation generally has the right to dissent from and request payment of the fair value (excluding value arising from the accomplishment or expectation of the transaction) for such person’s shares upon a merger, consolidation, statutory conversion or domestication in which the Delaware corporation is participating, subject to specified procedural requirements, including that such person does not vote in favor of the transaction. However, the Delaware General Corporation Law does not confer appraisal rights in certain circumstances, including if the dissenting stockholder or beneficial owner owns shares traded on a national securities exchange and will receive publicly traded shares in the transaction. Under the Delaware General Corporation Law, a person asserting appraisal rights does not receive any payment for their shares until a court determines the fair value of the shares. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

●  the meeting was properly held and the statutory provisions as to the required majority vote have been met;

●    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his/her interest.

If a compromise or arrangement of a Cayman Islands company is approved by the members in the context of a members’ scheme and the Cayman Islands court subsequently sanctions such scheme (as described above), a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares). This is because such scheme will be binding on all members (or class of members), regardless of whether all the members (or class of members) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholder Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●    a company acts or proposes to act illegally or ultra vires;

●  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority.”

A shareholder may also (subject to meeting the relevant requirements in the Companies Act) file winding up proceedings against our company on just and equitable grounds, based on similar factual circumstances. It is possible for the shareholder to seek alternative remedies to a winding up within the winding up petition, depending on the circumstances. Such alternative remedies include seeking a share buyout order from our company or seeking an order regulating the conduct of our company’s affairs in the future.

Class actions and derivative actions generally are available to stockholders who satisfy certain procedural requirements under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Inspection of Corporate Records	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of the register of members or other corporate records (other than the memorandum and articles of association and the register of mortgages and charges) of the company. However, these rights may be provided in the company’s articles of association.	Under Delaware law, stockholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of lists of stockholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation. A complete list of the stockholders entitled to vote at a stockholders’ meeting generally must be available for stockholder inspection for a purpose germane to the meeting at least ten days before the meeting.

Shareholder Proposals and Calling of Special Shareholder Meetings	The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our A&R MAA allow our shareholders holding in aggregate not less than one-tenth of the voting rights, on a one vote per share basis, in the share capital of the Company, to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our A&R MAA do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings, but our A&R MAA provide that we will do so for so long as our ordinary shares are traded on the HKEx.

Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which stockholders may bring business before a meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent	The Companies Act provide that shareholders may approve corporate matters by way of unanimous written resolutions signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held (if authorized by the articles of association).	Delaware law provides that, unless otherwise provided in the certificate of incorporation, stockholders may take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. Further, the Grand Court of the Cayman Islands has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the Court, just and equitable to do so.	Under Delaware law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated and approved by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. A Delaware corporation may also be dissolved by decree or judgment of a Delaware court in certain circumstances.

Variation of Rights of Shares	Under Cayman Islands law and our A&R MAA, whenever our share capital is divided into more than one class of shares (and as otherwise determined by the directors), subject to any rights or restrictions for the time being attached to any shares, we may materially adversely vary the rights attached to any class with the written consent of the holders of not less than three-fourths of the voting rights of the holders of such class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class by a majority of two-thirds of the votes cast at such meeting. The necessary quorum of such meeting shall be not less than persons holding (or, in the case of a shareholder being a corporation, by its duly authorized representative) or representing by proxy holding one-third of the issued shares of such class, and that any holder of shares of the class present in person (or in the case of the shareholder being a corporation, by its duly authorized representative) or by proxy may demand a poll.	Under Delaware law, a corporation may vary the rights of a class of shares with the approval of both a majority of the outstanding shares of capital stock of the corporation and a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Delaware law, a corporation may also vary the rights of a series of a class of shares, but not the entire class, with the approval of both a majority of the outstanding shares of capital stock of the corporation and a majority of the outstanding shares of such series, unless the certificate of incorporation provides otherwise.

Dividends and Stock Repurchases

Subject to any rights and restrictions for the time being attached to any shares, or as otherwise provided for in the Companies Act and our A&R MAA, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same.

Subject to any rights and restrictions for the time being attached to any shares, our Company by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by our directors.

The Delaware General Corporation Law provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, and Delaware common law also imposes a solvency requirement with respect to the payment of dividends. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, applicable Delaware statutory and common law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation and only if the corporation is solvent at the time of the redemption or repurchase, and the redemption or repurchase would not render the corporation insolvent.

Anti-Takeover Provisions

Some provisions of our A&R MAA may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our A&R MAA, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Unless a corporation opts out of the provisions of Section 203 of the Delaware General Corporation Law, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

Rights of Non-resident or Foreign Shareholders	There are no limitations imposed by our A&R MAA on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our A&R MAA governing the ownership threshold above which shareholder ownership must be disclosed.	There are no limitations in the Delaware General Corporation Law related to rights of non-resident or foreign stockholders to hold or exercise voting rights of a Delaware corporation.

Listing

The ADSs are listed on the Nasdaq Global Market under the symbol “AAPG.” Our ordinary shares are listed on the HKEx under the stock code “6855.”

Exchange Controls

Cayman Islands

The Cayman Islands currently has no exchange control regulations or currency restrictions.

People’s Republic of China

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

The Circular on Reforming the Management Method regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, promulgated by the SAFE on March 30, 2015 and last amended on March 23, 2023, allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. Under Circular 19, the foreign exchange capital in the capital account of foreign- invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operation needs of the enterprises. The proportion of willingness-based foreign exchange settlement of capital for foreign-invested enterprises is temporarily set at 100%. The SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments. However, Circular 19 and the Circular on Reforming and Regulating the Management Policies on the Settlement of Capital Projects, or Circular 16, promulgated by the SAFE on and effective as of June 9, 2016, continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing in securities and other investments except for bank’s principal-secured products, providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use. Recently, Circular 16 has further been amended by Circular of the State Administration of Foreign Exchange on Further Deepening Reform and Promoting Cross-border Trade and Investment Facilitation issued by SAFE on December 4, 2023 to further clarify restrictions on the use of domestic institutions’ income from foreign exchange receipts under capital account and the RMB funds obtained from the settlement. The prohibition on constructing or purchasing real estate not for self-use was removed by the Circular of the State Administration of Foreign Exchange on Matters Concerning Deepening the Reform of Foreign Exchange Management for Cross-border Investment and Financing, or Circular 43, promulgated by the SAFE on and effective as of September 12, 2025.

On October 23, 2019, SAFE promulgated the Circular on Further Promoting the Facilitation of Cross-border Trade and Investment, or Circular 28. Pursuant to Circular 28, on the basis of allowing investment-oriented foreign- invested enterprise (including foreign-invested investment companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) to use capital funds for domestic equity investment in accordance with laws and regulations, non-investment foreign-invested enterprises will be allowed to use capital funds for domestic equity investment in accordance with the laws under the premise of not violating the Negative List and the authenticity and compliance of their domestic invested projects. Such provisions have recently been replaced by Circular on Further Deepening Reform and Promoting Cross-border Trade and Investment Facilitation that when non-investing foreign-funded enterprise makes domestic equity investment with capital funds in the domestic currency, the investee will handle the registration for the acceptance of domestic reinvestment and open a capital account to receive funds, and no entry registration of cash contribution is further required. The domestic institution that transfers the equity will, in accordance with the relevant provisions, register the receipt of domestic reinvestment and open a settlement account under the capital account to receive the consideration for equity transfer.

According to the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign- related Business issued by SAFE on April 10, 2020, eligible enterprises are allowed to make domestic payments by using their capital funds, foreign credits and the income under capital accounts of overseas listing, with no need to provide the evidentiary materials concerning authenticity of such capital for banks in advance, provided that their capital use will be authentic and in line with provisions, and conform to the prevailing administrative regulations on the use of income under capital accounts. The concerned bank will conduct spot checking in accordance with the relevant requirements.

On December 25, 2006, the People’s Bank of China issued the Administration Measures on Individual Foreign Exchange Control and its Implementation Rules were issued by SAFE on January 5, 2007, both of which became effective on February 1, 2007. The Implementation Rules was later partly amended on May 29, 2016, and March 23, 2023. Under these regulations, all foreign exchange matters involved in the employee stock ownership plan, stock option plan and other similar plans, participated by onshore individuals shall be transacted upon approval from SAFE or its authorized branch. On February 15, 2012, SAFE promulgated the Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Individuals Participating in the Stock Incentive Plan of An Overseas Listed Company, or Circular 7, to replace the Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Option Plan or Stock Option Plan of An Overseas Listed Company. Under Circular 7, the board members, supervisors, officers or other employees, including PRC citizens and foreigners having lived within the territory of the PRC successively for at least one year of a PRC entity, who participate in stock incentive plans or equity compensation plans by an overseas publicly listed company, or the PRC participants, are required, through a PRC agent or PRC subsidiaries of such overseas publicly-listed company, to complete certain foreign exchange registration procedures with respect to the plans upon the examination by, and approval of, SAFE. We and our PRC participants who have been granted stock options are subject to Circular 7. If our PRC participants who hold such options or our PRC subsidiary fail to comply with these regulations, such participants and their PRC employer may be subject to fines and legal sanctions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American depositary receipts

JPMorgan Chase Bank, N.A., as depositary, is the issuer of the ADSs. Each ADS represents an ownership interest in a designated number or percentage of ordinary shares that we have deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, and all holders and beneficial owners from time to time of American depositary receipts issued thereunder.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The ADS-to-share ratio is subject to amendment as provided in the form of an American Depositary Receipt (an “ADR”) (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, you are not treated as a shareholder of ours and you do not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee is the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of us and the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The deposit agreement, the ADRs and the ADSs are governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Any claim brought against us by any holder or beneficial owner or on behalf of our company with regard to the internal affairs of our company, including the ability to bring such a claim, shall be governed by and construed in accordance with the laws of the Cayman Islands.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR that contains the terms of your ADSs. You can read a copy of the deposit agreement, which is filed as an exhibit to our most recent Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission.

Distributions on deposited securities, sales

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of ADSs. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent. In all instances where the deposit agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (1) the depositary shall, in the event the deposit agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the deposit agreement, act in accordance with the termination provisions of the deposit agreement and form of ADR in respect of such securities and property; and (2) in the event the depositary or its custodian receives a distribution other than cash, our ordinary shares and/or rights to acquire our ordinary shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of ordinary shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

Except as stated below, the depositary will distribute as soon as reasonably practical such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (1) appropriate adjustments for taxes withheld, (2) such distribution being permissible or practicable with respect to certain registered ADR holders, and (3) deduction of the depositary’s and/or its agents’ fees and expenses in (A) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (B) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (C) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (D) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such deposited securities shall be reduced accordingly.

●	To the extent the depositary determines in its reasonable discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the deposit agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares that would result in fractional ADSs will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

●	Other distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (1) distribute such securities or property in any manner it deems equitable and practicable or (2) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

●	Elective distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (1) we shall have timely requested that the elective distribution is available to ADR holders, (2) the depositary shall have determined that such distribution is reasonably practicable and (3) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its reasonable discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, ordinary shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

Deposit, withdrawal and cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of “JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs” or in such other name as the depositary shall direct.

The custodian will hold all deposited ordinary shares for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.”

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, subject to the provisions of or governing our ordinary shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,

●	to give instructions for the exercise of voting rights,

●	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

●	to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (1) final information particular to such vote and meeting and any solicitation materials, (2) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of the Cayman Islands, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (3) the manner in which such instructions may be given or deemed given in accordance with the applicable provisions of deposit agreement, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depository Trust Company, or DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

To the extent that (A) we have provided the depositary with at least 35 days’ notice of the proposed meeting, (B) the voting notice will be received by all holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the depositary does not receive instructions on a particular agenda item from a holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such holder shall be deemed, and, pursuant to the deposit agreement, the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the deposited securities represented by the ADSs for which actual instructions were not so given by all such holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of ordinary shares, and (2) the depositary has obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (i) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, (iii) the voting arrangement and deemed instruction as contemplated in the deposit agreement will be given effect under the laws, rules and regulations of the Cayman Islands, and (iv) the granting of such discretionary proxy will not under any circumstances result in the ordinary shares represented by the ADSs being treated as assets of the depositary under the laws, rules or regulations of the Cayman Islands.

The depositary may from time to time access information available to it to consider whether any of the circumstances described in 1(b) or 1(c) the paragraph above exist, or request additional information from us in respect thereto. By taking any such action, the depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described above existed. In addition to the limitations provided for in the deposit agreement, holders and beneficial owners are advised and agree that (a) the depositary will rely fully and exclusively on us to inform it of any of the circumstances set forth above, and (b) neither the depositary, the custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described in 1(b) or 1(c) the paragraph above exist and/or whether we complied with our obligation to timely inform the depositary of such circumstances. Neither the depositary, the custodian nor any of their respective agents shall incur any liability to holders or beneficial owners (i) as a result of our failure to determine that any of the circumstances described in 1(b) or 1(c) the paragraph above exist or our failure to timely notify the depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of ordinary shares. Because there is no guarantee that holders and beneficial owners will receive the notices described above with sufficient time to enable such holders or beneficial owners to return any voting instructions to the depositary in a timely manner, holders and beneficial owners may be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us in such circumstances, and neither the depositary, the custodian nor any of their respective agents shall incur any liability to holders or beneficial owners in such circumstances.

Under our A&R MAA, voting at any meeting of our shareholders shall be decided by poll save that the chairman of the meeting may, pursuant to the Hong Kong Listing Rules, allow a resolution to be voted by a show of hands. In the event that voting on any resolution or matter is conducted on a show of hands basis, the depositary will refrain from voting and the voting instructions received by the depositary shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given or deemed to be given in accordance with the applicable provisions of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy or deemed to have been instructed to grant a discretionary proxy pursuant to the applicable provisions of the deposit agreement, or for the effect of any such vote.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and other communications

Will ADR holders be able to view our reports?

The deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make (i) any communications available to holders of our ordinary shares or any securities regulatory authority or stock exchange that could require, or result in, the depositary taking or planning to take any action pursuant to the deposit agreement or (ii) any communication that reasonably could require the depositary to take, or plan to take, action pursuant to the deposit agreement, we will furnish copies thereof (or English translations or summaries) to the depositary and the depositary will distribute the same to registered ADR holders.

Fees and expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of ordinary share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of up to US$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

●	an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee of up to US$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

●	stock transfer or other taxes and other governmental charges;

●	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or ADR holders);

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of the depositary, or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on ADSs issued to or at the director of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of ordinary shares of ours. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in ADSs acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (1) deduct the amount thereof from any cash distributions, or (2) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of the depositary’s or our respective agents shall be liable to holders or beneficial owners of the ADSs and ADRs for failure of any holders or beneficial owners to comply with applicable tax laws, rules and/or regulations.

To the extent not prohibited by law, rule, regulation, fiduciary duty, contractual or confidential obligation or otherwise, the depositary will forward to us such information in the depositary’s possession from the transfer records maintained by the depositary in accordance with the depositary’s policies and procedures as we may reasonably request in writing to enable us to file any reports required to be filed by us with governmental authorities or agencies to comply with applicable laws; provided, however, that the depositary will have no liability for the accuracy of any such information and will, in connection with any such accuracy and inaccuracy, not be required to incur or become subject to any liability, cost or expense and will be indemnified by us in connection therewith.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, recapitalizations and mergers

If we take certain actions that affect the deposited securities, including (1) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (2) any distributions of ordinary shares or other property not made to holders of ADRs or (3) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (1) are reasonably necessary (as agreed by us and the depositary) in order for (A) the ADSs to be registered on Form F-6 under the Securities Act, or (B) the ADSs or ordinary shares to be traded solely in electronic book-entry form and (2) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (1) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (2) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement (A) without notifying us, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if the ADRs are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Exchange Act), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to ADSs remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (B) immediately without prior notice to us, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our ordinary shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, to the extent not prohibited by any law, rule or regulation, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to our register of members to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited ordinary shares are surrendered for no consideration. The deposit agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited ordinary shares for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited ordinary shares. Promptly after notifying us that the deposited ordinary shares are surrendered for no consideration and irrespective of whether we have complied with the immediately preceding sentence, the depositary shall notify ADR holders that their ADSs have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the deposit agreement and the ADRs.

Notwithstanding anything to the contrary, in connection with any termination in accordance with the provisions in this section, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our ordinary shares and make available to ADR holders a means to withdraw the ordinary shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such ordinary shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges and expenses provided for in the ADR and the fees, charges and expenses applicable to the unsponsored American depositary share program; provided that the depositary agrees that we will have no liability for the establishment of such unsponsored American depositary share program.

If our ordinary shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the deposit agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on obligations and liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs, we or the depositary or its custodian may require:

●	payment with respect thereto of (1) any stock transfer or other tax or other governmental charge, (2) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (3) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (1) the identity of any signatory and genuineness of any signature and (2) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw ordinary shares may only be limited under the following circumstances: (1) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (2) the payment of fees, taxes, and similar charges, and (3) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it. Additionally, at our reasonable request, the depositary may close the issuance book portion of the ADR register solely in order to enable us to comply with applicable law; provided that the depositary will have no liability and will be indemnified by us in such event.

The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Exchange Act, to the extent applicable. The deposit agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

●	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the PRC or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our memorandum and articles of association, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

●	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence or willful misconduct;

●	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

●	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be, against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

●	not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

●	be able to rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (1) committed fraud or willful misconduct in the provision of custodial services to the depositary or (2) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of our company. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Cayman Islands, the PRC, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the deposit agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, ordinary shares, other securities or other property, including without limitation upon the termination of the deposit agreement, or otherwise to comply with any provisions of the deposit agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor us, nor any of their or our respective agents shall be liable to the other for any indirect, special, punitive or consequential damages (excluding reasonable fees and expenses of counsel) or lost profits, in any form, or Special Damages, incurred by any of them or us, or liable to any other person or entity (including, without limitation, holders and beneficial owners) for any Special Damages, or any fees or expenses of counsel in connection therewith, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that (i) notwithstanding the foregoing, the depositary and its agents will be entitled to legal fees and expenses in defending against any claim for Special Damages and (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the depositary or any of its agents, the depositary and its agents shall be entitled to full indemnification from us for all such Special Damages, and reasonable fees and expenses of counsel in connection therewith, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the depositary.

The depositary and its agents may own and deal in any class of securities of ours and our affiliates and in ADSs.

Disclosure of interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of depositary

The depositary or its agent maintains a register for the registration, registration of transfer, combination, split-up, substitution and cancellation of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of our business or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

●	acknowledge and agree that (1) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (2) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (3) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (4) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (5) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (6) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (7) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Consent to jurisdiction

In the deposit agreement, we have appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may be instituted by the depositary against us in the state or federal courts in New York, New York or any competent court in the Cayman Islands, the United States and/or any other court of competent jurisdiction.

Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, holders and beneficial owners each irrevocably agree that (1) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (2) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act and the Exchange Act, may only be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over the particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for the particular dispute is, or becomes, invalid, illegal or unenforceable). In the deposit agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Additionally, by holding or owning an ADR or ADS or an interest therein, holders and beneficial owners acknowledge and agree that they will not be able to commence or pursue any legal suit, action or proceeding against the depositary or its agents in any jurisdiction other than as described in this paragraph.

Notwithstanding anything in the deposit agreement to the contrary, by directly or indirectly holding or owing an ADR or ADS or an interest therein, holders and beneficial owners each agree that the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination against any other party or parties, by having such dispute referred to and finally resolved by an arbitration; provided, however, to the extent there are specific federal securities law violation aspects to any claims against us and/or the depositary, such specific, and only such specific, claims may be brought by any holder or beneficial owner in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over the particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for the particular dispute is, or becomes, invalid, illegal or unenforceable) and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder or beneficial owner, including those brought along with, or in addition to, federal securities law violation claims, would be referred to, or remain in arbitration. Any such arbitration shall, at the depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority and the language of any such arbitration shall be English. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. Holders and beneficial owners shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

Jury trial waiver

In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a trial by jury. The waiver to right to a trial by jury in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with any provisions of U.S. federal securities laws or the rules and regulations promulgated thereunder.

Conversion between ordinary shares and ADSs

Dealings and settlement of ordinary shares in Hong Kong

Dealings in our ordinary shares on the HKEx are conducted in Hong Kong dollars. Our ordinary shares are traded on the HKEx in board lots of 100 ordinary shares. The transaction costs of dealings in our ordinary shares on the HKEx include:

●	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

●	SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

●	Accounting and Financial Reporting Council transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

●	Trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

●	Transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

●	Ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

●	Stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

●	Brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

●	Charge by the Hong Kong share registrar between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor who has deposited his/her ordinary shares in his/her stock account or in his/her designated CCASS (“Central Clearing and Settlement System”) Participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.

An investor may arrange with his/her broker or custodian on a settlement date in respect of his/her trades executed on the HKEx. Under the Hong Kong Listing Rules and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.

The ADSs

The ADSs trade on Nasdaq. Dealings in the ADSs are conducted in U.S. Dollars. ADSs may be held either:

●	Directly: (1) by having an ADR which is a certificate evidencing a specific number of ADSs, registered in the holder’s name; or (2) by having uncertified ADSs in the direct registration system, which is a system administered by the DTC; or

●	Indirectly, through a broker or other financial institution.

The depositary for the ADSs is JPMorgan Chase Bank, N.A., whose principal executive office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

Depositing ordinary shares trading in Hong Kong for delivery of ADSs

An investor who holds ordinary shares registered in Hong Kong and who wishes to receive delivery of ADSs to trade on Nasdaq must deposit or have his or her broker deposit the ordinary shares with the Depositary’s Hong Kong custodian in exchange for ADSs. A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

●	If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

●	If ordinary shares are held outside CCASS, the investor must arrange to deposit his or her ordinary shares into the CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

●	Upon payment of its fees and expenses, payment or net of the depositary’s fees and expenses, and payment of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker if such ADSs are to be held in book-entry form through DTC’s “Direct Registration System.”

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender of ADSs for delivery of ordinary shares trading in Hong Kong

An investor who holds ADSs and who wishes to receive ordinary shares that trade on the HKEx must cancel the ADSs the investor holds, withdraw ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the HKEx.

An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs and transfer of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account. For investors holding ADSs directly, the following steps must be taken:

●	To withdraw ordinary shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

●	Upon payment or net of its fees, payment of CCASS’ fees and expenses, and payment of expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

●	If an investor prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong share registrar.

For ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.

For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the HKEx until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for ordinary shares in a CCASS account is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary requirements

Before the depositary delivers ADSs or permits withdrawal of ordinary shares, the depositary may require:

●	payment of all amounts required pursuant to the deposit agreement, including the issuance and cancellation fees therein, any stock transfer or other tax or other governmental charges and any stock transfer or registration fees in effect;

●	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers, and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar or Cayman Islands share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into the ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, the ADS program.

TAXATION

The material Cayman Islands, PRC and U.S. federal income tax considerations related to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and in our Reports on Form 6-K incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by the laws of the Cayman Islands will be passed on for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by JunHe LLP. Unless otherwise indicated in any prospectus supplement, DLA Piper LLP (US), Washington D.C., will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Ascentage Pharma Group International appearing in Ascentage Pharma Group International’s Annual Report (Form 20-F) for the year ended December 31, 2025 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Ernst & Young Hua Ming LLP is located at 50/F, Shanghai World Financial Center, 100 Century Avenue, Pudong New Area, Shanghai, the People’s Republic of China.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Ascentage Pharma Group Inc., located at 700 King Farm Boulevard, Suite 510, Rockville, MD 20850 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Walkers (Hong Kong), our legal counsel as to Cayman Islands law, and JunHe LLP, our legal counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company, and because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such judgments from the U.S. courts would be enforceable in the Cayman Islands. Walkers (Hong Kong) has advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law and other applicable laws and regulations. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the suit. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Hong Kong, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.ascentage.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus is 001-42484.

The following documents are incorporated by reference into this document:

●	our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026;

●	any future reports on Form 6-K that we furnish to the SEC after this prospectus that are identified in such reports as being incorporated by reference in this prospectus;

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form F-6 filed with the SEC on January 16, 2025, including any amendments or reports filed for the purpose of updating such description; and

●	to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of any offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Ascentage Pharma Group Inc., 68 Xinqing Road, Suzhou Industrial Park, Suzhou, Jiangsu, China, telephone: +1 (301) 291-5658. You may also access these documents on our website, www.ascentage.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

American Depositary Shares representing Ordinary Shares

PROSPECTUS

July 17, 2026

PROSPECTUS

Up to $200,000,000
American Depositary Shares representing Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”), with Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank AG, Hong Kong Branch (“Deutsche Bank”), and BTIG, LLC (“BTIG”), as sales agents and/or principals (each, a “Sales Agent,” and collectively, the “Sales Agents”), relating to the sale of American Depositary Shares, or ADSs, each ADS representing four ordinary shares, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to $200.0 million from time to time through the Sales Agents.

The ADSs are listed on the Nasdaq Global Market under the symbol “AAPG”. On July 16, 2026, the last reported sale price of the ADSs was $20.40 per ADS. Our ordinary shares are listed on The Stock Exchange of Hong Kong (the “HKEx”) under the stock code “6855.” On July 16, 2026, the closing price of our ordinary shares on the HKEx was HK$39.34 per ordinary share, equivalent to a price of US$20.07 per ADS, assuming an exchange rate of HK$7.84 to US$1.00, which is the exchange rate set forth for cable transfers in the City of New York, as certified by the Federal Reserve Bank of New York, on July 16, 2026.

Sales of the ADSs, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act or any other method permitted by applicable law. The Sales Agents are not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales and trading practices, on mutually agreed terms between us and the Sales Agents. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agents a commission up to 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-26 of this prospectus for additional information. In connection with the sale of the ADSs on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

Ascentage Pharma Group International (“Ascentage Pharma”) is not a Chinese operating company but rather a Cayman Islands exempted company that conducts operations in multiple countries, including the People’s Republic of China (the “PRC”), Australia and the United States through its subsidiaries, including Suzhou Ascentage Pharmaceutical Co., Ltd, a limited liability company incorporated in the PRC, Guangzhou Healthquest Pharma Co., Ltd., a limited liability company incorporated in the PRC (“Healthquest Pharma”), Shenghe Inno Bio, a limited liability company incorporated in the PRC, Shanghai Centagen Bio Co., Ltd., a limited liability company incorporated in the PRC, Ascentage Pharma Pty Limited, a limited liability company incorporated in Australia, and Ascentage Pharma Group Inc., a corporation incorporated in Delaware. Our operations in the PRC are primarily conducted through our PRC subsidiaries. Under this holding company structure, investors in the ADSs are purchasing equity interests in the Cayman Islands exempted company and obtaining indirect ownership interests in the operating companies, including the PRC operating companies.

This holding company structure involves unique risks to investors and investors may never hold equity interests in our operating companies, including the PRC operating companies. While we do not operate in an industry that is currently subject to foreign ownership limitations in the PRC, PRC regulatory authorities could decide to limit foreign ownership in our industry in the future, in which case there could be a risk that we would be unable to do business in the PRC as we are currently structured. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in the PRC, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control and the value of the ADSs you invest in may significantly decline or become worthless. While our current corporate structure is not a variable interest entity (“VIE”) structure and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and the ADSs may decline significantly in value. See the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

A majority of our business and operations is conducted in the PRC through our subsidiaries and thus we are exposed to legal and operational risks associated with operations in the PRC. The PRC government has significant authority to exert influence on the ability of a company with operations in the PRC to conduct its business. The PRC government exerts significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could result in a material change in our operations or the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. Recent policy statements and regulatory actions by the PRC government, such as those related to human genetic data, biopharmaceutical, cybersecurity, data privacy and cross-border data flows may adversely impact our ability to conduct our business and research and development activities, accept foreign investments, or list on a U.S. or other foreign stock exchange, which may cause our securities to be prohibited from trading or to be delisted from Nasdaq or any other U.S. stock exchange.

Furthermore, rules and regulations in China can change quickly with little advance notice. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and relevant notes and supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a PRC domestic company: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by PRC domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, its main place(s) of business are located in mainland China or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

The Trial Measures also state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to the filing requirements within three business days after the completion of the offering. Therefore, any future offerings and listings of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules. As such, we are required to submit a filing to CSRC within three business days after the completion of this offering.

Any potential action taken by the PRC government to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline, or, in extreme cases, become worthless. See the section titled “Risk factors–Risks related to doing business in the PRC” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, our ability to pay dividends partially depends upon dividends paid by our PRC subsidiaries.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”), if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit our ordinary shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor who is headquartered in mainland China. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB were to determine in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and if we were to continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the Annual Report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk factors–Risks related to doing business in the PRC–The PCAOB has historically been unable to inspect our auditor in relation to their audit work and the inability of the PCAOB to conduct inspections over our auditor deprives our investors of the benefits of such inspections” and “Risk factors–Risks related to doing business in the PRC–If the PCAOB is unable to inspect or investigate completely our auditors located in China because of a position taken by a foreign authority and the SEC identifies the Company as a Commission-Identified Issuer under the Holding Foreign Companies Accountable Act for two consecutive years, the ADSs will be delisted and our ordinary shares and ADSs will be prohibited from trading on a national securities exchange or in the over-the-counter market under the Holding Foreign Companies Accountable Act. The delisting of the ADSs, or the threat of their being delisted, and a prohibition from trading, may materially and adversely affect the value of our ordinary shares” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Cash is transferred among Ascentage Pharma and our subsidiaries in the following manner: (1) funds are transferred to Ascentage Pharma’s subsidiaries from Ascentage Pharma as needed as capital contributions or shareholder loans, as the case may be; and (2) dividends or other distributions may be paid by our subsidiaries to Ascentage Pharma. Our subsidiaries generate and retain cash from operating activities and re-invest in their respective business. In the future, Ascentage Pharma’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will partially depend upon dividends paid by PRC subsidiaries. Apart from cash transferred in connection with paid-in capital and shareholder loans, no cash or other assets have been transferred between Ascentage Pharma and a subsidiary, no subsidiaries (including PRC subsidiaries) paid dividends or made other distributions to Ascentage Pharma, and no dividends or distributions were paid or made to U.S. investors. In the future, cash proceeds raised from financing activities may be transferred by Ascentage Pharma through our subsidiaries via capital contributions and shareholder loans, as the case may be, and our subsidiaries may pay dividends to their respective shareholders. Payment of dividends is subject to restrictions under the PRC law. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For a detailed discussion of applicable PRC regulations governing distribution of dividends, see “Item 4. Information on the Company—B. Business Overview—Government regulation—PRC regulation—PRC regulations relating to dividend distribution” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and the remittance of funds out of China. Governmental regulations of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment. See “Prospectus Summary–Cash Flows through Our Organization” and our consolidated financial statements included in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividends and Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and under applicable SEC rules, we have elected to comply with certain reduced public company reporting and disclosure requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-10 of this prospectus and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Citigroup	Deutsche Bank	BTIG

The date of this prospectus is July 17, 2026

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ADSs representing our ordinary shares having an aggregate offering price of up to $200.0 million under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus and the documents incorporated into this prospectus by reference include important information about us, the securities being offered and other information you should know before investing in our securities. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Neither we, nor the Sales Agents, have authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the Sales Agents, take any responsibility for, or provide any assurance as to the reliability of, any other information others may give you. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references in this prospectus to “Ascentage Pharma,” “the Company,” “our Company,” “we,” “us” and “our” refer to Ascentage Pharma Group International and its consolidated subsidiaries.

S-ii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in Renminbi and in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB). None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

In this prospectus, references to “RMB” or “Renminbi” are to the legal currency of China; references to “HK$” or “Hong Kong dollars” are to the legal currency of Hong Kong; and references to “dollars,” “U.S. dollars,” “US$” or “$” are to the legal currency of the United States of America. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a global, commercial stage, integrated biopharmaceutical company engaged in the discovery, development and commercialization of novel, differentiated therapies to address unmet medical needs in cancer. For more than two decades, our founders and team have leveraged their deep expertise to develop our proprietary drug discovery platform to pursue particularly challenging targets and significant unmet global medical needs. Our lead assets, Olverembatinib and Lisaftoclax, have global potential to address the major hematological malignancies, including chronic myeloid leukemia, or CML, acute myeloid leukemia, or AML, chronic lymphocytic leukemia, or CLL, acute lymphocytic leukemia, or ALL, myelodysplastic syndrome, or MDS, which is expected to exceed US$166 billion in aggregate market size by 2035, according to the Frost & Sullivan’s Global Innovative Small Molecule Drug Market Study, dated December 2024 (the “F&S Report”).

Our first lead asset, Olverembatinib, is a novel, third-generation tyrosine kinase inhibitor, or TKI. Olverembatinib was the first BCR-ABL1 inhibitor approved in China for the treatment of patients with CML in chronic phase, or CML-CP, with T315I mutations, CML in accelerated phase, or CML-AP, with T315I mutations, and CML-CP that is resistant and/or intolerant to first and second-generation TKIs. We are currently commercializing Olverembatinib in China. All commercialized indications of Olverembatinib have been included in the National Drug Reimbursement List, or NRDL, in China beginning January 2025.

We believe that Olverembatinib, with its real-world patients’ data in China, where it is approved, has the potential to be a global therapy for CML. The global CML market was around US$12.3 billion in 2023 and is expected to grow to US$14.6 billion by 2035, according to the F&S Report. We are currently conducting a registrational Phase 3 trial, or POLARIS-2, of Olverembatinib as a monotherapy for CML that is cleared by the U.S. Food and Drug Administration, or FDA, and European Medicines Agency or EMA. The clinical data obtained in China may not be accepted by the FDA or other foreign regulators to support ongoing or future clinical trials, and Olverembatinib is approved only in China, such that the outcome of our ongoing clinical trials is uncertain. We are also pursuing label expansion of Olverembatinib in combination with chemotherapy for the treatment of first-line Philadelphia chromosome-positive ALL, or frontline Ph+ ALL, in an FDA and EMA cleared registrational Phase 3 trial, or POLARIS-1, and conducting another registrational Phase 3 trial, or POLARIS-3 evaluating Olverembatinib as a monotherapy for succinate dehydrogenase (SDH)-deficient gastrointestinal stromal tumor, or GIST.

Our second lead asset, Lisaftoclax, is a novel Bcl-2 inhibitor that we are developing for the treatment of various hematological malignancies. In November 2024, we announced that our new drug application (“NDA”) for the treatment of relapsed and/or refractory, or R/R, CLL and small lymphocytic lymphoma, or SLL, was accepted with Priority Review designation by the Center of Drug Evaluation, or CDE, of China’s National Medical Products Administration, or NMPA. We believe this NDA is the second NDA filed in the world for a Bcl-2 inhibitor and the first in China for a Bcl-2 inhibitor for the treatment of patients with CLL/SLL that are resistant or intolerant to Bruton’s tyrosine kinase, or BTK, inhibitors. Lisaftoclax was approved in China by the NMPA for the treatment of adult patients with CLL/SLL who have previously received at least one systemic therapy including BTK inhibitors in July 2025. We started commercializing in China in July 2025 shortly after receiving approval. We intend to seek approval in multiple countries outside of China.

The global CLL/SLL market was around US$9.4 billion in 2023 and is expected to grow to US$38.2 billion by 2035, according to the F&S Report. We are also conducting an FDA-regulated registrational Phase 3 trial, or GLORA, of Lisaftoclax in combination with BTK inhibitors for patients with CLL/SLL previously treated with BTK inhibitors for more than 12 months with sub-optimal response and pursuing approval of Lisaftoclax for frontline CLL/SLL in a registrational Phase 3 trial, or GLORA-2, of Lisaftoclax in combination with acalabrutinib.

We believe that Lisaftoclax, with its short half-life and potential for patient-friendly ramp-up schedule, can serve as a backbone molecule for combination therapies for many hematological malignancies, including and beyond CLL/ SLL. Therefore, we are also evaluating Lisaftoclax in combination with azacitidine, or AZA, in two registrational Phase 3 trials, GLORA-3 (EMA and CDE cleared) and GLORA-4 (FDA, EMA and CDE cleared), for the frontline treatments of elderly, or unfit patients with AML or patients with higher risk, or HR, myelodysplastic syndrome, or MDS, respectively.

Backed by our strong scientific foundation, knowledge of small molecule discovery and capabilities to conduct clinical trials worldwide, we use state-of-the-art technologies to develop innovative therapeutic agents to treat cancers and address unmet medical needs within this patient population. Our initial focus has been to leverage our expertise in chemistry to synthesize inhibitors targeting proteins and pathways that drive the key hallmarks of cancer. Earlier in our pipeline, we are harnessing our understanding of protein degraders to develop therapies, such as proteolysis targeting chimera molecules, or PROTACs, that target traditionally undruggable proteins that are implicated in oncogenesis.

We are empowered by our technical expertise in structure-based drug design and our innovative drug discovery engine, which allows us to address unmet medical need by targeting key apoptotic pathways and validated tyrosine kinases. These core competencies have allowed us to develop small molecule and degrader therapies targeted at Bcl-2, Bcl-2/Bcl-xL, IAP and MDM2, in addition to building next-generation cell signaling inhibitors (i.e., BCR- ABL1, ALK, FAK inhibitors) and epigenome-modifying agents (i.e., PRC2 inhibitor). We are the only company in the world with active clinical programs targeting all three known classes of key apoptosis regulators, according to the F&S Report. We have nine ongoing U.S. and/or international registrational trials, including two that are FDA-regulated, for our six key clinical-stage assets. Beyond our two lead assets, we have several other clinical-stage assets in U.S. or international clinical trials.

Leveraging our robust internal research and development capabilities, we have built a portfolio of global intellectual property rights. We have also established collaborations and other relationships with leading biotechnology and pharmaceutical companies around the world, including a collaboration and license agreement with Innovent and clinical collaboration agreements with AstraZeneca, Merck, and Pfizer, and research and development relationships with leading research institutions, including but not limited to Dana-Farber Cancer Institute, Mayo Clinic, MD Anderson Cancer Center, National Cancer Institute and the University of Michigan. As of December 31, 2025, we had 512 issued patents globally, 374 of which were issued outside of China.

We have assembled a talented, global team with experience in the research and development of innovative drugs, as well as commercial manufacturing, sales and marketing. Our success is shaped by this global team of approximately 767 employees across the United States, Europe, Australia, and China, as of December 31, 2025. Together, we are dedicated to continuously strengthening our research and development capabilities and accelerating the clinical development progress of our product pipeline with the goal of addressing the unmet medical needs of patients globally.

Corporate Information

Ascentage Pharma Group Corp Limited, a company incorporated in Hong Kong with limited liability (“Ascentage Pharma (HK)”), was established in May 2009. Dr. Yang, Dr. Zhai, Dr. Wang and Dr. Guo, our co-founders, were the initial majority shareholders of Ascentage Pharma (HK).

In June 2010, Jiangsu Ascentage Pharma Co., Ltd, a limited liability company incorporated under the laws of the PRC (“Ascentage Jiangsu”), was established as a wholly-owned subsidiary of Ascentage Pharma (HK).

Ascentage Pharma (HK) went through a series of internal restructurings and equity financings in 2015 and 2016, pursuant to which Ascentage International Limited, a limited liability company incorporated in Hong Kong (“Ascentage International”), Hongkong Sansheng Medical Limited, a company incorporated in Hong Kong with limited liability, and Shengda Taizhou Investment Centre LLP (“Shengda Taizhou)” acquired equity interests in Ascentage Jiangsu from Ascentage Pharma (HK). Shengda Taizhou held the equity interest in Ascentage Jiangsu for the benefit of Dr. Yang, Dr. Guo, Dr. Wang and Dr. Zhai.

In December 2016, Ascentage Jiangsu entered into a share transfer agreement for the acquisition of the entire equity interest of Healthquest Pharma from Dr. Zhai and Ren Jing.

In November 2017, we commenced a reorganization (the “Reorganization”), consisting of the following principal steps: (i) Ascentage Pharma was incorporated as an exempted company under the laws of the Cayman Islands; (ii) Ascentage Pharma acquired all equity interests in Ascentage Pharma (HK) from Dr. Yang, Dr. Wang, Dr. Guo and Collected Mind (a BVI subsidiary of 3SBio Inc. (HKEX: 1530)), after which Ascentage Pharma (HK) became a wholly-owned subsidiary of Ascentage Pharma; and (iii) in July 2018, Ascentage Pharma acquired all equity interests in Ascentage International from each of Dr. Yang, Dr. Wang and Dr. Guo, in exchange for ordinary shares issued to Ascentage Limited (a BVI company owned by Dr. Yang (45.53%), Dr. Guo (27.69%) and Dr. Wang (26.78%), each for themselves and as settlors of their respective family trusts), based on Ascentage International’s registered capital in Ascentage Jiangsu immediately preceding the acquisition. Ascentage Limited was dissolved in December 2023.

Upon the completion of the Reorganization, Ascentage Pharma became the top holding company of our company and its subsidiaries. Our daily operations are conducted primarily through our operating subsidiaries in mainland China, Hong Kong, the United States and Australia. Ascentage Pharma Group Corp Limited, Ascentage International Limited, Ascentage Investment International and Ascentage Investment Limited are investment holding intermediaries.

In March 2026, the Board approved the transfer of ownership of Ascentage Pharma Group Inc., Ascentage Pharma Pty Ltd., and Ascentage Pharma Europe Limited from Ascentage Pharma Group Corp Ltd. to Ascentage Pharma to streamline the organizational structure, which transfer closed in July 2026.

Our corporate headquarters are located at 68 Xinqing Road, Suzhou Industrial Park, Suzhou, Jiangsu, China, and our telephone number is +1 (301) 291-5658. Our agent for service of process in the United States is Ascentage Pharma Group Inc., located at 700 King Farm Boulevard, Suite 510, Rockville, MD 20850, and its telephone number is +1 (301) 291-5658. Our registered office is located at the office of Walkers Corporate Limited, with the registered address of 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Our corporate website is www.ascentage.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as the Company, at http://www.sec.gov.

Cash Flows through Our Organization

Cash is transferred among the Company and our subsidiaries in the following manner: (1) funds are transferred to the Company’s subsidiaries from the Company as needed as capital contributions or shareholder loans, as the case may be; and (2) dividends or other distributions may be paid by our subsidiaries to the Company. Our subsidiaries generate and retain cash from operating activities and re-invest in their respective business. None of our subsidiaries have made distributions to shareholders. In the future, the Company’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur partially depends upon dividends paid by our subsidiaries. Apart from cash transferred in connection with paid-in capital and shareholder loans, no cash or other assets have been transferred between the Company and a subsidiary, no subsidiaries (including PRC subsidiaries) paid dividends or made other distributions to the Company, and no dividends or distributions were paid or made to U.S. investors. In the future, cash proceeds raised from financing activities may be transferred by the Company through our subsidiaries via capital contributions and shareholder loans, as the case may be, and our subsidiaries may pay dividends to their respective shareholders. Payment of dividends is subject to restrictions under the PRC law. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For a detailed discussion of applicable PRC regulations governing distribution of dividends, see “Item 4. Information on the Company—B. Business Overview—Government regulation—PRC regulation—PRC regulations relating to dividend distribution” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and the remittance of funds out of China. Governmental regulations of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividends and Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Regulatory Permissions and Licenses for Our Operations in the PRC

We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China.

On February 17, 2023, the CSRC promulgated the Trial Measures and relevant notes and supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a PRC domestic company: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by PRC domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, its main place(s) of business are located in mainland China or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. As advised by our PRC legal advisor, any offering under this prospectus will be identified as an indirect overseas issuance and listing under the Trial Measures. We are therefore subject to the approval, filing or other requirements of the CSRC in connection with any such offering.

The Trial Measures also state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to the filing requirements within three business days after the completion of an offering. Therefore, any future offerings and listings of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules. As such, we will be required to submit a filing to CSRC within three business days after the completion of any offering of securities under this prospectus.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the Cyberspace Administration of China (the “CAC”), or other PRC regulatory authorities required for overseas listings and securities offerings. However, we cannot predict the impact of these regulations on the listing status of the ADSs and/or other securities, or on any of our future security offerings in foreign countries. For more detailed information, see “Risk factors–Risks related to doing business in the PRC–We are subject to continued approval, filing and other requirements of applicable U.S. securities laws and Nasdaq listing rules as a U.S. public company, and may be subject to further approval, filing or other requirements with PRC governmental authorities in connection with future capital-raising activities.”

If (1) we do not receive or maintain any required permissions or approvals, (2) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (3) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may not be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more information, see “Risk factors–Risks related to doing business in the PRC.”

Recent Regulatory Development

On July 6, 2021, the relevant PRC government authorities issued the Opinions on Strictly Scrutinizing on Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities, supervision of overseas securities offerings and listings by China-based companies, and propose to take effective measures, such as promoting the development of relevant regulatory systems, to deal with perceived risks or incidents faced by China-based overseas-listed companies.

The revised Measures of Cybersecurity Review as promulgated by a total of thirteen governmental departments of the PRC, including the CAC, came into effect on February 15, 2022. The revised Measures of Cybersecurity Review stipulated that, in addition to network products and services acquired by critical information infrastructure operators, online platform operators are also subject to cybersecurity review if they carry out data processing activities that affect or may affect national security. Moreover, online platform operators listing in a foreign country with more than one million users’ personal information data must apply for a cybersecurity review with the Cybersecurity Review Office. The revised Measures of Cybersecurity Review further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Since our business operation is not an operator of a network platform with personal information of over one million users, we should not be required to undergo the cybersecurity review for an offering under this prospectus and the listing of the ADSs under the revised Measures of Cybersecurity Review.

On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, promulgated the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises (the “Confidentiality and Archives Management Provisions”) which took effect on March 31, 2023. The Confidentiality and Archives Management Provisions outline obligations of issuers listed in overseas markets with operations in mainland China when they provide information involving state secrets or sensitive information to their securities service providers (such as auditors) and overseas regulators. In addition, under the Confidentiality and Archives Management Provisions, such issuers will also be required to obtain approval from the CSRC and other authorities in mainland China before accepting any investigation or inspection by overseas regulators. There are uncertainties with respect to the interpretation and implementation of Confidentiality and Archives Management Provisions.

Implications of the Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC will prohibit our ordinary shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor who is headquartered in mainland China. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB were to determine in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and if we were to continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the Annual Report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk factors–Risks related to doing business in the PRC–The PCAOB has historically been unable to inspect our auditor in relation to their audit work and the inability of the PCAOB to conduct inspections over our auditor deprives our investors of the benefits of such inspections” and “Risk factors–Risks related to doing business in the PRC–If the PCAOB is unable to inspect or investigate completely our auditors located in China because of a position taken by a foreign authority and the SEC identifies the Company as a Commission-Identified Issuer under the Holding Foreign Companies Accountable Act for two consecutive years, the ADSs will be delisted and our ordinary shares and ADSs will be prohibited from trading on a national securities exchange or in the over-the-counter market under the Holding Foreign Companies Accountable Act. The delisting of the ADSs, or the threat of their being delisted, and a prohibition from trading, may materially and adversely affect the value of our ordinary shares” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Certain Risks Associated with Our Corporate Structure

We are an exempted company incorporated under the laws of the Cayman Islands that conducts most of our operations in China through our PRC subsidiaries. In addition, some our executive officers reside within China for a significant portion of the time. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have treaties or similar arrangements and only has limited reciprocity arrangements with the United States, the Cayman Islands or many other countries and regions that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment if it is decided as having violated the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

The SEC, U.S. Department of Justice and other U.S. authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Legal and other obstacles to obtaining information needed for investigations or litigation or to obtaining access to funds outside the United States, lack of support from local authorities, and other various factors make it difficult for the U.S. authorities to pursue actions against non-U.S. companies and individuals, who may have engaged in fraud or other wrongdoing. Additionally, public shareholders investing in the ADSs have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class actions under securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. See also “Risk factors–Risks related to doing business in the PRC–You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the regions where we operate against us or our management named in this Annual Report on Form 20-F based on foreign laws” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Holding Company Structure

As of the date of this prospectus, Ascentage Pharma has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on its ordinary shares or the ADSs. Ascentage Pharma is a holding company with no operations of its own. Ascentage Pharma conducts its business operations through its subsidiaries, including its subsidiaries in China. If the PRC government deems that any of our business operations carried out by our Hong Kong or PRC subsidiaries were to be restricted or prohibited from foreign investment in the future, we may be required to stop our business operations in China, and we could be subject to material penalties or be forced to relinquish our interests in the affected operations. Such events could result in a material change in our operations and a material change in the value of our securities, including causing the value of such securities to significantly decline or become worthless. If we become profitable, Ascentage Pharma’s ability to pay dividends, if any, to the shareholders and ADS investors and to service any debt it may incur will come from dividends paid by its operating subsidiaries.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Ascentage Pharma. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits upon satisfaction of relevant statutory conditions and procedures. Distributable profits are the net profit after tax as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Furthermore, the payment of current account items, including profit distributions, trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or SAFE, or its local branches, provided that (i) the declaration and payment of such current account items comply with applicable PRC laws and regulations and the constitutional documents of the related company, and (ii) the remittance of dividends and other distributions out of the PRC complies with the procedures required by the relevant PRC laws and regulations relating to foreign exchange administration and withholding tax provisions, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. However, where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures from time to time to restrict access to foreign currencies for current account or capital account transactions in accordance with the procedural requirements of PRC laws. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in the ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may choose to take advantage of some but not all of these reduced burdens. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our U.S. initial public offering; (3) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non- convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if we have been a public company for at least 12 months and the market value of the ADSs and ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

ADSs offered by us	ADSs representing our ordinary shares, having an aggregate offering price of up to $200,000,000.

ADSs to be outstanding immediately after this offering	Up to 383,126,113 shares (as more fully described in the notes following this table), assuming sales of 9,803,921 ADSs in this offering at an offering price of $20.40 per share, which was the last reported sale price of the ADSs on Nasdaq on July 16, 2026. The actual number of ADSs issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through the Sales Agents. See “Plan of Distribution” on page S-26 of this prospectus.

The ADSs	Each ADS represents four ordinary shares. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs. The Depositary will hold the ordinary shares underlying the ADS and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all owners and holders of ADSs issued thereunder.

Depositary	JPMorgan Chase Bank, N.A.

Use of Proceeds	We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby to fund the commercialization of Olverembatinib and Lisaftoclax, the ongoing clinical trials for our drug candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. See “Use of Proceeds” on page S-15 of this prospectus.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-10 of this prospectus, and in documents incorporated by reference into this prospectus.

HKEx trading stock code for our ordinary shares	“6855”

Nasdaq Global Market symbol for the ADSs	“AAPG”

The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) issued and outstanding as of April 1, 2026, was 373,322,192 which excludes:

●	2,785,470 ordinary shares issuable upon the exercise of stock options outstanding under the Post-IPO Share Option Scheme;

●	6,294 ordinary shares reserved for future issuance under the 2018 RSU Scheme;

●	443,127 ordinary shares reserved for future issuance under the 2021 RSU Scheme; and

●	5,582,518 ordinary shares reserved for future issuance under the 2022 RSU Scheme.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. After giving effect to the sale of ADSs in the aggregate amount of $200.0 million at an assumed offering price of $26.24 per ADS, the last reported sale price of the ADSs on December 31, 2025, on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2025 would have been $3.72 per ADS. You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the securities offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these securities will vary and these variations may be significant. Purchasers of the securities we sell, as well as our existing shareholders, will experience significant dilution if we sell the securities at prices significantly below the price at which they invested.

The ADSs offered hereby will be sold at other than fixed prices, and investors who buy ADSs at different times will likely pay different prices.

Because the sales of ADSs offered hereby will be made at other than fixed prices from time to time, the prices at which we sell these ADSs will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices depending on the price of the ADS on the Nasdaq Global Market at the time of the investment. We will have discretion, subject to investor demand, to vary the timing, prices, and the numbers of ADSs sold. Investors may experience a decline in the value of their investment as a result of sales they made at prices lower than the prices they paid.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates or technologies.

To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

The actual number of ADSs we will issue under the Sales Agreement at any one time or in total is uncertain.

We have not committed to sell, and the Sales Agents have not committed to purchase or underwrite, any specific number of ADSs under the Sales Agreement. The number of ADSs that are sold in this offering will be determined by us throughout the duration of the Sales Agreement based on, among other things, market conditions and the market price of the ADSs and ordinary shares. Accordingly, it is not possible to predict the number of ADSs that will ultimately be issued under the Sales Agreement, if any ADSs are issued thereunder.

Purchasers of ADSs in the offering may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to a holder of ADSs’ right to cancel his or her ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, a holder of ADSs may not be able to cancel his or her ADSs and withdraw the underlying ordinary shares when he or she owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See the section of this prospectus titled “Description of American Depositary Shares.”

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ordinary shares or ADSs.

Future sales of a substantial number of the ADSs or ordinary shares, including as part of this offering, or the perception that such sales will occur, could cause a decline in the market price of the ADSs and/or ordinary shares. Sales in the United States of the ADSs and ordinary shares held by our directors, officers and affiliated shareholders or ADS holders are subject to restrictions. If these shareholders or ADS holders sell substantial amounts of ordinary shares or ADSs in the public market, or the market perceives that such sales may occur, the market price of the ADSs or ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our expectations regarding sales, manufacturing and commercialization of Olverembatinib and Lisaftoclax in China;

●	our expectations regarding the clinical development, regulatory approval and commercialization of Olverembatinib and Lisaftoclax outside of China and of our other proprietary product candidates, including trial initiation, patient enrollment, trial completion, data announcements, regulatory filings, and timing thereof;

●	our expectations regarding the potential advantages of our products and product candidates over existing therapies or therapies currently in development and expectations regarding the status of current therapies being used or being developed that are or may be competitive to our product candidates and potential changes to standard of care, and their comparative efficacy, safety, pharmacokinetics, or PK, pharmacodynamics, or PD, bioavailability and other characteristics;

●	our expectations with regard to our ability to create, identify, nominate, select, research and develop additional product candidates and to submit investigational new drug application, or INDs, and/or Clinical Trial Applications, or CTAs, for our pre-clinical product candidates and timing thereof;

●	our expectations regarding the potential advantages of our proprietary technologies over existing technology platforms, including drugs and therapies currently in development, and the prospects for our ongoing and future technology collaborations;

●	developments and projections relating to our competitors and our industry, including competing therapies and technologies;

●	our plans to expand our technology platform and the potential benefits of such platform;

●	our expectations with regard to the willingness and ability of our current and future partners and collaborators to pursue the development, approval and commercialization of our products and product candidates;

●	our and our partners’ product discovery, development and commercialization plans with respect to our products and product candidates and proprietary technologies;

●	our potential to enter into new collaborations, including research and similar collaborations with research institutions and hospitals;

●	our and our partners and collaborators’ ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials and commercialize products that are approved;

●	our expectations around the potential initiation, timing and success of clinical trials initiated by third parties, including IIT, of therapies including our products and product candidates;

●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

●	the timing or likelihood of regulatory filings and approvals for our products and product candidates;

●	our ability to identify, and to negotiate contracts with, suitable contract manufacturing organizations, or CMOs, contract research organizations, or CROs, and the ability of such CMOs and CROs to manufacture sufficient quantities of our products and product candidates for clinical trials or commercialization in compliance with current good manufacturing practices, or cGMPs;

●	the commercialization and market acceptance of our products and product candidates;

●	our plans to continue to build our commercialization capabilities and to commercialize and market Olverembatinib, Lisaftoclax or other proprietary product candidates that may be approved;

●	the pricing of and reimbursement for our approved products in different markets;

●	the implementation of our business model and strategic plans for our business, products, product candidates and technologies;

●	our and our partners’ ability to operate our businesses without infringing the intellectual property rights and proprietary technology of third parties;

●	the scope of protection we and our partners are able to establish and maintain for intellectual property rights covering our products, product candidates and technologies;

●	our analysis of potential patent infringement claims and our rights with respect to such claims, and expectations around patent coverage and effectiveness of such coverage for competitive products and product candidates;

●	our receipt of future milestone payments, royalties and other payments from our partners, licensors and other collaborators and the expected timing of such payments;

●	the impact of regulatory developments, legislative actions and political conditions in the United States, China, Hong Kong and other jurisdictions, including trade policies and tariffs that may apply to products that we purchase or sell, or judicial decisions overturning or establishing new legal precedents;

●	our ability to operate in compliance with applicable laws which are complex and have different jurisdictional requirements;

●	our ability to effectively manage our anticipated growth;

●	our ability to attract and retain suitably qualified employees and key personnel, particularly for our commercialization efforts;

●	our expectations around increase of headcounts and operations in key geographic areas;

●	the timing, receipt of and terms and conditions of any required approvals, licenses or permits and the failure to renew, or the revocation of, any such approvals, licenses or permits;

●	our estimates regarding future expenses, capital requirements and needs for additional financing;

●	our expectation that the use of proceeds from our public and private financings and the period over which such proceeds, together with our available cash, will be sufficient to meet our operating needs;

●	our future financial performance;

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.” and those listed in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

You should refer to the “Risk Factors” section contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

We will not, and do not, undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should therefore not rely on these forward-looking statements as representing our current expectations and beliefs as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby to fund the commercialization of Olverembatinib and Lisaftoclax, the ongoing clinical trials for our drug candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our total capitalization and cash and cash equivalents as of December 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis assuming that an aggregate of 7,393,293 ADSs are sold at a price of US$26.24 per ADS, which was the last reported sale price of our ADSs on the Nasdaq on December 31, 2025, converted into U.S. dollars using the exchange rate of RMB6.9931 to US$1.00, which is the exchange rate set forth for cable transfers in the City of New York, as certified by the Federal Reserve Bank of New York, on December 31, 2025, and after deducting the commissions and estimated offering expenses payable by us.

You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

	As of December 31, 2025
(in thousands, except share and per share data)	Actual		As-Adjusted
	US$	RMB	US$	RMB
Short-term borrowing	148,718	1,040,000	148,718	1,040,000
Current portion of long term bank loans	25,053	175,19	25,053	175,198
Non-current bank loans	106,151	742,325	106,151	742,325
Shareholders’ (deficit) equity:
Ordinary shares, par value US$0.0001 per share, 373,321,692 shares issued and outstanding	37	256	40	277
Treasury shares	(413)	(2,961)	(413)	(2,961)
Share premium	1,275,093	8,916,852	1,302,832	9,110,831
Capital and reserves	(56,802)	(397,225)	(56,802)	(397,225)
Exchange fluctuation reserve	(25,684)	(179,602)	(25,684)	(179,602)
Accumulated losses	(997,667)	(6,976,784)	(997,667)	(6,976,784)
Non-controlling interests	1,394	9,750	1,394	9,750
Total equity	195,948	1,370,286	223,699	1,564,286
Total capitalization	475,870	3,327,809	503,621	3,521,809

The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) issued and outstanding as of December 31, 2025, was 373,321,692 which excludes:

●	2,152,227 ordinary shares issuable upon the exercise of stock options outstanding under the Post-IPO Share Option Scheme;

●	6,294 ordinary shares reserved for future issuance under the 2018 RSU Scheme;

●	443,127 ordinary shares reserved for future issuance under the 2021 RSU Scheme; and

●	82,500 ordinary shares reserved for future issuance under the 2022 RSU Scheme.

DILUTION

Our net tangible book value as of December 31, 2025 was $181.4 million, or $1.94 per ADS with this and all other convenience translations presented in this section, “Dilution,” based on a rate of RMB6.9931 to US$1.00, the exchange rate set forth for cable transfers in the City of New York, as certified by the Federal Reserve Bank of New York, on December 31, 2025. Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 373,321,692 ordinary shares outstanding as of December 31, 2025.

After giving effect to the sale of the ADSs in the aggregate amount of $200.0 million at an assumed offering price of $26.24 per ADS, the last reported sale price of the ADSs on the Nasdaq Global Market on December 31, 2025, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $3.72 per ADS. This represents an immediate increase in net tangible book value of $1.78 per ADS to existing shareholders and an immediate dilution in net tangible book value of $22.52 per ADS to investors purchasing our ADSs in this offering.

The following table illustrates this calculation on a per ADS basis. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time the ADSs are sold pursuant to this prospectus.

Assumed public offering price per ADS		$26.24
Net tangible book value per ADS as of December 31, 2025	$1.94
Increase in net tangible book value per ADS attributable to this offering	$1.78
As adjusted net tangible book value per ADS as of December 31, 2025, after giving effect to this offering		$3.72
Dilution per ADSs to investors participating in this offering		$22.52

The number of ordinary shares issued and outstanding as of December 31, 2025, was 373,321,692, which excludes:

●	2,152,227 ordinary shares issuable upon the exercise of stock options outstanding under the Post-IPO Share Option Scheme;

●	6,294 ordinary shares reserved for future issuance under the 2018 RSU Scheme;

●	443,127 ordinary shares reserved for future issuance under the 2021 RSU Scheme; and

●	82,500 ordinary shares reserved for future issuance under the 2022 RSU Scheme.

The ADSs subject to the Sales Agreement will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $26.24 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $200.0 million during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $0.28 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $3.45 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $26.24 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $200.0 million during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $0.28 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $26.24 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

TAXATION

The following discussion of Cayman Islands, PRC and U.S. federal income tax considerations related to the ownership and disposition of the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus and is intended for general information only and does not constitute tax advice. U.S. Holders should consult their tax advisors as to the U.S. federal, state, local and non-U.S. tax considerations to them of the ownership and disposition of the ADSs and ordinary shares in their particular circumstances.

Cayman Islands Taxation

According to Walkers (Hong Kong), our Cayman Islands counsel, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares or ADSs be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

According to JunHe LLP, our PRC counsel, under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. In April 2009, the SAT issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in the PRC; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (4) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that Ascentage Pharma is not a PRC resident enterprise for PRC tax purposes. Ascentage Pharma is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that Ascentage Pharma meets all of the conditions above. Ascentage Pharma is a company incorporated outside of the PRC. For similar reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

If the PRC tax authorities determine that Ascentage Pharma is a PRC resident enterprise for enterprise income tax purposes or if dividends we pay to our shareholders are otherwise treated as sourced from within the PRC, we may be required to withhold a 10% withholding tax from such dividends we pay to our shareholders that are non- resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non- PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders if we are determined to be a PRC resident enterprise or if such dividends or gains are otherwise treated as sourced from within the PRC. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty (and in the case of dividends will be withheld at source). It is also unclear whether non-PRC shareholders of Ascentage Pharma would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC if Ascentage Pharma is treated as a PRC resident enterprise.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder (as defined below) and holds the ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law (including proposed Treasury regulations and the income tax treaty between PRC and the United States, or the Treaty), which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on net investment income, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ADSs or ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	dealers or traders in securities that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our stock (by vote or value);

●	persons that hold their ADSs or ordinary shares in connection with a trade or business outside the United States;

●	persons required to accelerate the recognition of any item of gross income with respect to their ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnerships holding the ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.

For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Dividends

We do not currently expect to make distributions on the ADSs or ordinary shares. In the event we do make distributions of cash or other property subject to the discussion under “—Passive foreign investment company rules” below, any cash distributions paid on the ADSs or ordinary shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) in the case of U.S. Holders of ADSs, the ADSs shares with respect to which the dividends are paid are readily tradable on an established securities market in the United States, or, in the case of U.S. Holders of either ADSs or ordinary shares, if we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit the Treaty, (2) we are neither a PFIC (as defined below) nor treated as such with respect to a U.S. Holder (as discussed below) for the fiscal year in which the dividend is paid or the preceding fiscal year and (3) certain holding period and other requirements are met. We expect that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends (if any) paid on the ADSs. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, dividends received with respect to ordinary shares that are not represented by ADSs may not be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.

If we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see the section of this prospectus titled “Taxation–People’s Republic of China Taxation”) we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether the ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.

For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. If PRC withholding taxes apply to dividends paid to a U.S. Holder with respect to the ADSs or ordinary shares, such U.S. Holder may be able to obtain a reduced rate of PRC withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability.

A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. For example, subject to temporary interim relief provided by the IRS, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for non-U.S. income taxes to be creditable, the relevant non-U.S. income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the PRC income tax system meets these requirements. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition

Subject to the discussion under “—Passive foreign investment company rules” below, a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the ADSs or ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, if we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law and PRC tax were to be imposed on any gain from the disposition of the ADSs or ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as foreign source income and claim a foreign tax credit in respect of any PRC taxes on disposition gains. Under Treasury regulations, subject to temporary interim relief provided by the IRS, if a U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or ordinary shares. Additionally, other limitations under the foreign tax credit rules may preclude the U.S. Holder from claiming a foreign tax credit with respect to such PRC taxes. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any PRC taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. U.S. Holders are urged to consult their tax advisors regarding the creditability of any PRC tax.

Passive foreign investment company rules

A non-U.S. corporation, such as our company, will be classified as a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes for any taxable year, if either (1) 75% or more of its gross income for such year consists of certain types of “passive” income, or the income test, or (2) 50% or more of the amount of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties (other than certain royalties treated as derived in an active conduct of a trade or business), and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

For purposes of the PFIC asset test, the amount of our assets will generally be determined by reference to their value, which may be determined by reference to our market capitalization. However, if we are considered to be a controlled foreign corporation (a “CFC”) that is not “publicly traded” for purposes of the PFIC rules during the tested period, the amount of our assets will generally be determined by reference to our adjusted bases in our assets. Further, for purposes of applying the PFIC asset test to us, if any entity in which we own 25% or more of the total value of the outstanding shares of such entity is considered to be a CFC that is not publicly traded, the amount of such entity’s assets would generally be determined by reference to its adjusted bases in its assets.

No assurances can be provided that we or any of our subsidiaries are not a CFC or will not be a CFC, and consequently, no assurances can be given that the PFIC asset test will not be applied to us based on the adjusted bases of our non-U.S. subsidiaries in their assets. Provided that we and our subsidiaries were not, and do not become, CFCs, based on the composition of our income and assets and the estimated value of our assets, which is based on our current market capitalization, we do not presently expect to be a PFIC for our current fiscal year or future fiscal years. However, no assurance can be given that we will not be a PFIC for the current fiscal year or future fiscal years because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually after the close of each taxable year that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of the ADSs may cause us to be or become classified as a PFIC for the current or future fiscal years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ordinary shares or ADSs from time to time (which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become classified as a PFIC for the current fiscal year or future fiscal years.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares) and (2) any gain realized on the sale or other disposition of ADSs or ordinary shares, or collectively, the Excess Distribution Rules. Under the Excess Distribution Rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

●	the amount allocated to the current fiscal year and any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income; and

●	the amount allocated to each prior fiscal year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such fiscal year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of the entities in which we hold equity interests is also a PFIC, in each case, a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we hold equity interests.

If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns the ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder made a timely “deemed sale” election, in which case any gain on the deemed sale would be taxed under the PFIC rules described above.

As an alternative to the Excess Distribution Rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our ordinary shares or ADSs, the holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of the ADSs and ordinary shares held at the end of the fiscal year over the adjusted tax basis of such ADSs and (2) deduct as an ordinary loss in each such fiscal year the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs and ordinary shares held at the end of the fiscal year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. For those purposes, we expect that the ADSs will be treated as marketable stock and our ordinary shares may be treated as marketable stock as well. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which a U.S. holder owns ordinary shares but before a mark-to- market election is made, the Excess Distribution Rules described above will apply to any mark-to-market gain recognized in the year the election is made.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. Another alternative to the Excess Distribution Rules is if a U.S. Holder makes a valid “qualifying electing fund,” or QEF, election.

A QEF election is available only if a U.S. Holder receives an annual information statement from the PFIC setting forth its net ordinary income and net capital gains, as determined under U.S. federal income tax principles. In the event that we are a PFIC, we cannot provide assurance that we will perform the necessary calculations or provide you with the information statement necessary to make a QEF election. Accordingly, you may not be able to make or maintain such an election with respect to your ordinary shares or ADSs.

If a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax considerations of owning and disposing of the ADSs or ordinary shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election or qualified electing fund election.

Information reporting and backup withholding

U.S. Holders may be subject to information reporting to the IRS and U.S. backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification, or who is otherwise exempt from backup withholding and establishes this status if required to do so.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information with respect to foreign financial assets

Certain U.S. Holders may be required to report information relating to the ordinary shares or ADSs if the aggregate value of these assets and certain other foreign financial assets, including equity of foreign entities, exceeds certain threshold amounts, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.

THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE ADSs OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Citigroup, Deutsche Bank, and BTIG, as our sales agents, on July 17, 2026, under which we may offer and sell up to $200.0 million of ADSs representing our ordinary shares from time to time through the Sales Agents. Sales of the ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The Sales Agents may also sell the ADSs by any other method permitted by law. The Company will not make any sales of the ADSs under the Sales Agreement during any period in which the Company is, or could be deemed to be, in possession of material non-public information. The Company will not make any sales of the ADSs under the Sales Agreement (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time when the Company has imposed a trading blackout.

Each time we wish to issue and sell the ADSs under the Sales Agreement, we will notify one of the Sales Agents of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the applicable Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell the ADSs are subject to a number of conditions that we must meet.

The Company’s Ordinary Shares are listed on the Kong Stock Exchange and as a result the Company is subject to compliance with the rules of The Stock Exchange of Hong Kong Limited (the “HKEx”). The sale and issuance of any ADSs pursuant to this prospectus must satisfy the HKEX Listing Rules (the “Listing Rules”) either through strict compliance or through obtaining certain compliance waivers. The Company has sought granting of certain waivers from strict compliance with certain requirements of the Listing Rules (the “Listing Rules Waivers”) related to the following compliance matters:

(a) a waiver from strict compliance with Note 1 to Rule 13.36(2)(b) and Chapter 14A of the Listing Rules in respect of dribble out trades. This waiver is sought because, dribbling out shares through open market sales under the ATM program (such sales being referred to as “dribble out trades”) is conducted through anonymous, electronically matched broker transactions on Nasdaq, and neither the Company nor the Sales Agents would have the ability to identify or exclude connected persons from purchasing ADSs in the open market. Requiring the Company to comply with Chapter 14A and Note 1 to Rule 13.36(2)(b) for such anonymous open market transactions would be unduly burdensome and impractical and would not achieve the regulatory purpose for which these rules were made; and

(b) a waiver from strict compliance with Rules 13.28(2)-(5) of the Listing Rules at the time of filing this registration statement and in respect of dribble out trades. This waiver is sought to allow the Company to engage in dribble out trades without the regulatory burden of providing the precise terms (number of shares, price, and aggregate proceeds) of these trades, which are inherently not determinable until sales are actually effected.. The Company will publish a separate Rule 13.28 announcement for each agency block transaction and will disclose the information required under Rules 13.28(2)-(5) in next day disclosure returns for dribble out trades.

Any sales under the Sales Agreement will take place only after the Listing Rules Waivers have been granted by the HKEx.

The ADSs may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The settlement of sales of ADSs between us and the applicable Sales Agents is generally anticipated to occur on the first trading day following the date on which the sale was made, or on some other date that is agreed upon by us and the applicable Sales Agent or that is required by SEC rule or industry practice. Sales of the ADSs as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The applicable Sales Agent will provide to us written confirmation following the close of trading on the trading day immediately following the trading day on which it has made sales of ADSs under the Sales Agreement. Each confirmation will include the number of ADSs sold on such day and the gross sales proceeds thereof, the aggregate compensation payable to the Sales Agents and the net proceeds payable to the Company. We will report at least quarterly the number of ADSs sold through the Sales Agents under the Sales Agreement and the net proceeds to us (before expenses) and the aggregate compensation paid by us to the Sales Agents with respect to such sales.

We will pay the Sales Agents a commission of up to 3.0% of the gross sales of ADSs sold through any of the Sales Agents under the Sales Agreement. We may also agree with the applicable agent to sell our ADSs using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable agent a commission that may exceed 3.0% of the gross sales price.

The estimated offering expenses payable by us, excluding any commission payable to the Sales Agents under the Sales Agreement, are approximately $500,000, which includes legal, accounting and printing costs and various other fees associated with registering the ADSs. We have also agreed to reimburse the Sales Agents for certain of their expenses in an amount up to $350,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by a governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such shares.

In connection with the sale of the ADSs on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts.

We and the Sales Agents have reason to believe that our ADSs are not an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act. Accordingly, we have agreed with the Sales Agent that sales of our ADSs pursuant to the Sales Agreement or any terms agreement will be suspended during the applicable restricted period until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgment of each party.

We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities. As sales agents, neither of the Sales Agents will engage in any transactions that stabilize ADSs.

The offering of ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and each Sales Agent, with respect to itself, may terminate the Sales Agreement at any time.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Sales Agents and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. The Sales Agents and their affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their businesses. In the course of their business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute the prospectus electronically.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and in our Reports on Form 6-K incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

Certain legal matters as to U.S. federal securities and New York State law will be passed upon for us by DLA Piper LLP (US), Washington D.C. The Sales Agents are being represented in connection with this offering by Davis Polk & Wardwell LLP. The validity of the ordinary shares represented by the ADSs offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by JunHe LLP and for the Sales Agents by Commerce & Finance Law Offices. DLA Piper LLP (US), Washington D.C. may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and JunHe LLP with respect to matters governed by PRC law. Davis Polk & Wardwell LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Ascentage Pharma Group International appearing in Ascentage Pharma Group International’s Annual Report (Form 20-F) for the year ended December 31, 2025 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Ernst & Young Hua Ming LLP is located at 50/F, Shanghai World Financial Center, 100 Century Avenue, Pudong New Area, Shanghai, the People’s Republic of China.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Ascentage Pharma Group Inc., located at 700 King Farm Boulevard, Suite 510, Rockville, MD 20850 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Walkers (Hong Kong), our legal counsel as to Cayman Islands law, and JunHe LLP, our legal counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company, and because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such judgments from the U.S. courts would be enforceable in the Cayman Islands. Walkers (Hong Kong) has advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law and other applicable laws and regulations. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the suit. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Hong Kong, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.ascentage.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents are incorporated by reference into this document:

●	our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026;

●	any future reports on Form 6-K that we furnish to the SEC after this prospectus that are identified in such reports as being incorporated by reference in this prospectus;

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form F-6 filed with the SEC on January 16, 2025, including any amendments or reports filed for the purpose of updating such description; and

●	to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of any offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Ascentage Pharma Group Inc., 68 Xinqing Road, Suzhou Industrial Park, Suzhou, Jiangsu, China, telephone: +1 (301) 291-5658. You may also access these documents on our website, www.ascentage.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to $200,000,000

American Depositary Shares representing Ordinary Shares

PROSPECTUS

Citigroup	Deutsche Bank	BTIG

July 17, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors (apart from auditors), except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provide that we will indemnify each director, managing director, alternate director, auditor, secretary and other officer for the time being of the Company and the trustees (if any) for the time being acting in relation to any of our affairs, and their respective executors or administrators against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, other than by reason of such person’s own dishonesty or fraud.

Under our form of indemnification agreement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2**	Sales Agreement, dated July 17, 2026 by and between the Registrant and the Sales Agents.
3.1**	Third Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1	Form of Specimen American Depositary Receipt (included in Exhibit 4.3).
4.2	Registrant’s Specimen Certificate for ordinary shares incorporated by reference to Exhibit 4.2 to the Company’s Form F-1, as amended, initially filed with the SEC on January 21, 2025) (File No. 333-284064).
4.3	Deposit Agreement, dated as of January 28, 2025, among the Registrant, the depositary and all holders and beneficial owners of American Depositary Shares (incorporated by reference to Exhibit (a) to the Company’s Form F-6 (File No. 333-284315), filed with the SEC on January 16, 2025).
5.1**	Opinion of Walkers (Hong Kong).
8.1**	Opinion of Walkers (Hong Kong) regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
8.2**	Opinion of JunHe LLP regarding certain PRC tax matters.
23.1**	Consent of Ernst & Young Hua Ming LLP, independent registered public accounting firm.
23.2**	Consent of Walkers (Hong Kong) (included in Exhibit 5.1).
23.3**	Consent of JunHe LLP (included in Exhibit 8.2).
23.4**	Consent of Frost & Sullivan.
24.1**	Powers of Attorney (included on the signature page of this registration statement).
107**	Filing Fee Table.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

**	Filed herewith.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suzhou, China, on July 17, 2026.

ASCENTAGE PHARMA GROUP INTERNATIONAL

By:	/s/ Dajun Yang
Name:	Dajun Yang
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ascentage Pharma Group International hereby severally constitute and appoint Dajun Yang and Thomas J. Knapp, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Ascentage Pharma Group International to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dajun Yang	Chairman and Chief Executive Officer	July 17, 2026
Dajun Yang, M.D., Ph.D.	(Principal Executive Officer)

/s/ Veet Misra	Chief Financial Officer	July 17, 2026
Veet Misra	(Principal Financial and Accounting Officer)

/s/ Marina S. Bozilenko	Director	July 17, 2026
Marina S. Bozilenko

/s/ Marc E. Lippman	Director	July 17, 2026
Marc E. Lippman, M.D.

/s/ Simon Dazhong Lu	Director	July 17, 2026
Simon Dazhong Lu, Ph.D.

/s/ Wei Ren	Director	July 17, 2026
Wei Ren

/s/ David Sidransky	Director	July 17, 2026
David Sidransky, M.D.

/s/ Shaomeng Wang	Director	July 17, 2026
Shaomeng Wang, Ph.D.

/s/ Changqing Ye	Director	July 17, 2026
Changqing Ye

/s/ Debra Yu	Director	July 17, 2026
Debra Yu

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ascentage Pharma Group International, has signed this registration statement on July 17, 2026.

ASCENTAGE PHARMA GROUP INTERNATIONAL

By:	/s/ Dajun Yang
Name:	Dajun Yang
Title:	Chairman and Chief Executive Officer